                                                                     EXHIBIT 4.5






                               THE RETIREMENT PLAN

                                       OF

                      PIONEER-STANDARD ELECTRONICS, INC. II








                       Amended and Restated Generally Effective: January 1, 2001

                                TABLE OF CONTENTS

                                                                                                        Article No.
                                                                                                        -----------

NAME AND PURPOSE                                                                                             1

DEFINITIONS                                                                                                  2

ELIGIBILITY AND PARTICIPATION                                                                                3

EMPLOYEE PRE-TAX CONTRIBUTIONS                                                                               4

EMPLOYEE AFTER-TAX CONTRIBUTIONS                                                                             5

EMPLOYER CONTRIBUTIONS                                                                                       6

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS                                                                 7

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT                                                                 8

ACCOUNTS                                                                                                     9

HARDSHIP AND IN-SERVICE WITHDRAWALS                                                                         10

LOANS                                                                                                       11

TERMINATION OF EMPLOYMENT                                                                                   12

RETIREMENT BENEFITS                                                                                         13

DEATH BENEFITS                                                                                              14

DISTRIBUTIONS                                                                                               15

ADMINISTRATION                                                                                              16

PROHIBITION AGAINST ALIENATION                                                                              17

TOP-HEAVY PROVISIONS                                                                                        18

LIMITATIONS ON ANNUAL ADDITIONS                                                                             19

ROLLOVERS AND TRANSFERS INVOLVING

OTHER QUALIFIED RETIREMENT PLANS                                                                            20

AMENDMENT AND TERMINATION                                                                                   21

PARTICIPATING COMPANIES                                                                                     22

                                       ii
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
                                                                                                        Article No.
                                                                                                        -----------
MISCELLANEOUS                                                                                               23

                           DETAILED TABLE OF CONTENTS

SECTION NO.                                                                                                    PAGE
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
ARTICLE 1....................................................................................Preliminary Provisions1-1
   1.1 Name.....................................................................................................1-1
   1.2 Effective Date...........................................................................................1-1
   1.3 Restatement Date.........................................................................................1-1
   1.4 Purpose..................................................................................................1-1

ARTICLE 2...............................................................................................Definitions2-1
   2.1 Accounts.................................................................................................2-1
   2.2 Active Participant.......................................................................................2-1
   2.3 Administrative Delegate..................................................................................2-1
   2.4 Adoption Date............................................................................................2-1
   2.5 Affiliate................................................................................................2-1
   2.6 Allocation Date..........................................................................................2-2
   2.7 Annual Additions.........................................................................................2-2
   2.8 Beneficiary..............................................................................................2-3
   2.9 Business Day.............................................................................................2-3
   2.10 Code....................................................................................................2-3
   2.11 Committee...............................................................................................2-3
   2.12 Company.................................................................................................2-3
   2.13 Compensation............................................................................................2-3
   2.14 Continuous Service......................................................................................2-4
   2.15 Contract Employee.......................................................................................2-5
   2.16 Covered Employee........................................................................................2-5
   2.17 Date of Hire............................................................................................2-6
   2.18 Directed Brokerage Account..............................................................................2-7
   2.19 Disability..............................................................................................2-7
   2.20 Early Retirement Date...................................................................................2-8
   2.21 Employee................................................................................................2-8
   2.22 Entry Date..............................................................................................2-8
   2.23 ERISA...................................................................................................2-8
   2.24 Highly Compensated Employee.............................................................................2-9
   2.25 Hour or Hour of Service.................................................................................2-9
   2.26 Leased Person..........................................................................................2-10
   2.27 Limitation Year........................................................................................2-11
   2.28 Military Service.......................................................................................2-11
   2.29 Normal Retirement Date.................................................................................2-11
   2.30 One Year Break In Service..............................................................................2-11
   2.31 Participant............................................................................................2-13
   2.32 Participating Company..................................................................................2-13
   2.33 Period of Severance....................................................................................2-13
   2.34 Plan...................................................................................................2-14
   2.35 Plan Administrator.....................................................................................2-14

                                       iv
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
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SECTION NO.                                                                                                    PAGE
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
   2.36 Plan Year..............................................................................................2-14
   2.37 Related Company........................................................................................2-14
   2.38 Restatement Date.......................................................................................2-15
   2.39 Shares.................................................................................................2-15
   2.40 Supplement.............................................................................................2-15
   2.41 Taxable Year...........................................................................................2-15
   2.42 Termination of Employment..............................................................................2-15
   2.43 Testing Compensation...................................................................................2-16
   2.44 Trust or Trust Fund....................................................................................2-17
   2.45 Trustee................................................................................................2-18
   2.46 Valuation Date.........................................................................................2-18
   2.47 Vested Interest........................................................................................2-18
   2.48 Vested Percentage......................................................................................2-18
   2.49 Years of Vesting Service...............................................................................2-20

ARTICLE 3.............................................................................Eligibility and Participation3-1
   3.1 Prior Participants.......................................................................................3-1
   3.2 Eligibility..............................................................................................3-1
   3.3 Entry Date...............................................................................................3-1
   3.4 Active, Inactive and Rehired Participant.................................................................3-1
   3.5 Waiver of Participation..................................................................................3-2

ARTICLE 4............................................................................Employee Pre-tax Contributions4-1
   4.1 Election of Pre-Tax Contributions........................................................................4-1
   4.2 Amount of Pre-Tax Contributions..........................................................................4-1
   4.3 Revoking and Amending Elections..........................................................................4-2
   4.4 Payment to Trustee.......................................................................................4-2
   4.5 Pre-Tax Account..........................................................................................4-2
   4.6 Effect of Hardship Withdrawal on Pre-Tax Contributions...................................................4-2
   4.7 Catch-Up Contributions After Return From Military Service................................................4-3

ARTICLE 5..........................................................................Employee After-tax Contributions5-1
   5.1 No After-Tax Elections Permitted.  No after-tax contributions are permitted under the Plan...............5-1

ARTICLE 6.....................................................................................Company Contributions6-1
   6.1 Company Discretionary and Profit Sharing Contributions...................................................6-1
   6.2 Allocation of Company Discretionary and Profit Sharing Contributions.....................................6-2
   6.3 Matching Contributions...................................................................................6-2
   6.4 Qualified Nonelective and Qualified Matching Contributions...............................................6-4
   6.5 Payment to Trustee.......................................................................................6-4
   6.6 Crediting to Accounts....................................................................................6-5
   6.7 Correction of Allocation Errors..........................................................................6-5
   6.8 Employer Contributions Upon Return From Military Service.................................................6-6

ARTICLE 7..............................................................Limitations on Contributions and Allocations7-1
   7.1 Effective Date of Article 7..............................................................................7-1

                                       v

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SECTION NO.                                                                                                    PAGE
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
   7.2 Contributions Are Subject to Limitations.................................................................7-1
   7.3 The Dollar Limit.........................................................................................7-2
   7.4 Deferral Percentage Limit................................................................................7-3
   7.5 Contribution Percentage Limit............................................................................7-4
   7.6 Multiple Use Limit.......................................................................................7-4
   7.7 Deductibility Limit......................................................................................7-5
   7.8 Distribution of Excess Contributions.....................................................................7-5
   7.9 Definitions and Special Rules............................................................................7-7

ARTICLE 8..............................................................Investment Funds and Direction of Investment8-1
   8.1 Permitted Investments....................................................................................8-1
   8.2 Investment Funds.........................................................................................8-1
   8.3 Directed Brokerage Account...............................................................................8-2
   8.4 Procedures for Direction of Investment...................................................................8-3
   8.5 Failure to Provide Investment Directions.................................................................8-4
   8.6 Change of Direction of Investment........................................................................8-5
   8.7 Transfer of Funds Between Investment Options.............................................................8-5
   8.8 Valuation of Investment Funds............................................................................8-6
   8.9 Company Stock Fund.......................................................................................8-6
   8.10 Voting Rights of Shares.................................................................................8-7
   8.11 Tender or Exchange Offer for Shares.....................................................................8-8
   8.12 Confidentiality Regarding Instructions Received by Trustee..............................................8-9
   8.13 Sales of Shares Prohibited if Registration or Qualification Required...................................8-10
   8.14 Limitation on Insiders' Interests in Shares............................................................8-10
   8.15 Interim Investments....................................................................................8-11

ARTICLE 9..................................................................................................Accounts9-1
   9.1 Designation of Different Accounts........................................................................9-1
   9.2 Establishment of Accounts................................................................................9-1
   9.3 Credits and Debits to Accounts...........................................................................9-2
   9.4 Valuation of Assets......................................................................................9-2
   9.5 Valuation of Investment Funds............................................................................9-3
   9.6 Interim Valuation of Assets..............................................................................9-3

ARTICLE 10........................................................Hardship Distributions and In-Service Withdrawals10-1
   10.1 Hardship Distributions.................................................................................10-1
   10.2 Immediate and Heavy Financial Need.....................................................................10-1
   10.3 Determination of an Amount Necessary to Satisfy an Immediate and Heavy Financial Need..................10-1
   10.4 Permitted Distributions................................................................................10-2
   10.5 In-Service Withdrawals.................................................................................10-3
   10.6 Age 59-1/2 Withdrawals.................................................................................10-3
   10.7 Method of Distribution.................................................................................10-4
   10.8 Administration of Hardship, In-Service and Age 59-1/2 Distribution Provisions..........................10-4
   10.9 Spouse's Consent.......................................................................................10-5

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
SECTION NO.                                                                                                    PAGE
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
ARTICLE 11....................................................................................Loans To Participants11-1
   11.1 Loan Administration and Applications...................................................................11-1
   11.2 Amount of Loan.........................................................................................11-1
   11.3 Loan Administration....................................................................................11-2
   11.4 Terms and Conditions of Loans..........................................................................11-3
   11.5 Payment of Prior Loans.................................................................................11-5

ARTICLE 12................................................................................Termination of Employment12-1
   12.1 Right to Benefit Upon Termination of Employment........................................................12-1
   12.2 Commencement of Distributions..........................................................................12-1
   12.3 Vested Percentage......................................................................................12-1
   12.4 Use of Forfeitures.....................................................................................12-2
   12.5 Rehired Participants...................................................................................12-3

ARTICLE 13......................................................................................Retirement Benefits13-1
   13.1 Normal Retirement......................................................................................13-1
   13.2 Early Retirement.......................................................................................13-1
   13.3 Late Retirement........................................................................................13-2
   13.4 Disability Retirement..................................................................................13-2

ARTICLE 14...........................................................................................Death Benefits14-1
   14.1 Death of a Participant.................................................................................14-1
   14.2 Death of a Retired or Terminated Participant Prior to Commencement of Benefits.........................14-1
   14.3 Death of a Retired or Terminated Participant After Commencement of Benefits............................14-1
   14.4 No Beneficiary Designation.............................................................................14-2
   14.5 Designation of Beneficiary.............................................................................14-2
   14.6 Plan Administrator to Notify Trustee...................................................................14-2
   14.7 Incomplete Disposition.................................................................................14-3
   14.8 Ambiguity of Beneficiary Designation...................................................................14-3

ARTICLE 15............................................................................................Distributions15-1
   15.1 Time of Distribution...................................................................................15-1
   15.2 Normal Method of Distribution..........................................................................15-1
   15.3 Qualified Joint and Survivor Annuity Method of Distribution............................................15-2
   15.4 Optional Methods of Distribution.......................................................................15-2
   15.5 Notice of Methods of Distribution......................................................................15-5
   15.6 Election of Annuity or Optional Method of Distribution.................................................15-6
   15.7 Distributions in Cash or in Kind.......................................................................15-7
   15.8 Responsibility of Plan Administrator and Trustee Regarding Distributions...............................15-8
   15.9 Restrictions on Delay and Timing of Distributions......................................................15-9
   15.10 Revaluation of Undistributed Amounts.................................................................15-11
   15.11 Immediate Lump Sum Payment of Small Amounts..........................................................15-11
   15.12 Elections Regarding Direct Rollovers.................................................................15-12
   15.13 Spouse's Consent.....................................................................................15-13
   15.14 Minority and Incapacity..............................................................................15-14

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
SECTION NO.                                                                                                    PAGE
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
   15.15 Missing Participants.................................................................................15-14
ARTICLE 16...........................................................................................Administration16-1
   16.1 The Plan Administrator.................................................................................16-1
   16.2 Retirement Committee...................................................................................16-2
   16.3 Committee Procedures...................................................................................16-3
   16.4 Expenses of Administration and Committee...............................................................16-4
   16.5 Claims Procedure.......................................................................................16-5
   16.6 Review Procedure.......................................................................................16-6
   16.7 Limitation of Liability................................................................................16-7

ARTICLE 17...........................................................................Prohibition Against Alienation17-1
   17.1 Definitions............................................................................................17-1
   17.2 General Prohibition on Alienation......................................................................17-1
   17.3 Distribution of Assets on Death........................................................................17-2
   17.4 Exceptions to Prohibitions on Alienation...............................................................17-3
   17.5 Notification of Parties and Determination Whether Qualified............................................17-4
   17.6 Interim Procedures.....................................................................................17-4
   17.7 Review Procedures......................................................................................17-5
   17.8 Immediate Lump Sum Payments Pursuant to Qualified Domestic Relations Orders............................17-5

ARTICLE 18.....................................................................................Top-Heavy Provisions18-1
   18.1 Restrictions...........................................................................................18-1
   18.2 Determination of Top-Heavy Status......................................................................18-1
   18.3 Top-Heavy Minimum Contributions........................................................................18-4
   18.4 Determination of Super Top-Heavy Plan..................................................................18-5
   18.5 Limitations on Annual Additions Under Top-Heavy Plan...................................................18-5

ARTICLE 19...........................................................................Limitation on Annual Additions19-1
   19.1 Maximum Annual Additions...............................................................................19-1
   19.2 Reduction of Excess Benefits...........................................................................19-1
   19.3 Definitions............................................................................................19-1
   19.4 Suspense Account.......................................................................................19-1

ARTICLE 20.......................................Rollovers and Transfers Involving Other Qualified Retirement Plans20-1
   20.1 Rollovers and Transfers From Other Tax Qualified Plans.................................................20-1

ARTICLE 21................................................................................Amendment and Termination21-1
   21.1 Power to Amend and Terminate Plan......................................................................21-1
   21.2 Termination of Plan....................................................................................21-1
   21.3 Partial Termination of Plan or Complete Discontinuance of Contributions................................21-2

ARTICLE 22..................................................................................Participating Companies22-1
   22.1 Designation of Participating Companies.................................................................22-1
   22.2 Adoption of Supplements................................................................................22-1
   22.3 Amendment of Supplements...............................................................................22-2

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SECTION NO.                                                                                                    PAGE
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
   22.4 Transferred Employees..................................................................................22-2
   22.5 Termination of Participating Companies.................................................................22-2
   22.6 Delegation of Authority................................................................................22-3

ARTICLE 23............................................................................................Miscellaneous23-1
   23.1 Bankruptcy or Insolvency...............................................................................23-1
   23.2 Mergers, Consolidations and Transfers of Assets........................................................23-1
   23.3 No Employment, Legal or Equitable Right Created........................................................23-1
   23.4 Prohibition on Reversions..............................................................................23-1
   23.5 Procedures for Spousal Consent.........................................................................23-2
   23.6 Spousal Consent........................................................................................23-3
   23.7 Indemnification........................................................................................23-3
   23.8 Gender.................................................................................................23-4
   23.9 Number.................................................................................................23-4
   23.10 Applicable Law........................................................................................23-4
   23.11 No Effect on Account Balance..........................................................................23-4
   23.12 Investment Manager....................................................................................23-5
   23.13 Correction of Errors..................................................................................23-6
   23.14 Paperless Administration..............................................................................23-6

          THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC. II


                  THIS AMENDMENT AND RESTATEMENT is executed by PIONEER-STANDARD ELECTRONICS, INC., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter called the "Company");

                                   WITNESSETH:

                  WHEREAS, the Company acquired Dickens Data Systems, Inc. (hereinafter called "Dickens"), which maintained the Dickens Data Systems, Inc. 401(k) Plan (hereinafter referred to as the "Plan") in the form of a prototype profit sharing plan and trust sponsored by Nationwide Insurance Company; and

                  WHEREAS, the Company recently merged Dickens into itself thereby becoming the successor to Dickens as sponsor of the Plan; and

                  WHEREAS, under the terms of Section 14.1 of the Plan, the Company reserved the right to make amendments thereto; and

                  WHEREAS, the Company desires to amend and restate the Plan, generally effective January 1, 2001 in order to bring the Plan into compliance with the Uniformed Services Employment and Reemployment Rights Act, the General Agreement on Tariffs and Trade, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and related new laws and regulations, to remove the Plan from prototype status and to make certain other desired changes, including placing the related trust provisions in a separate document; and

                  WHEREAS, it is the intention of the Company that the Plan, as amended and restated, and its related trust continue to qualify under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, the Plan is hereby amended and restated in the form of The Retirement Plan of Pioneer-Standard Electronics, Inc. II, generally effective the first day of January 2001, as follows:

                                       1.

                             PRELIMINARY PROVISIONS
                             ----------------------

                  1.1 NAME.

                  The name of this Plan is The Retirement Plan of Pioneer-Standard Electronics, Inc. II.

                  1.2 EFFECTIVE DATE.

                  The provisions of the Plan were originally effective February 1, 1988.

                  1.3 RESTATEMENT DATE.

                  The provisions of the Plan as amended and restated herein are effective January 1, 2001, except as otherwise provided herein. Notwithstanding the foregoing to the contrary, to the extent that provisions contained herein reflect changes to the law applicable to the Plan effective prior to the Restatement Date, such provisions shall be deemed effective as of the appropriate legal effective date with respect to the Plan.

                  1.4 PURPOSE.

                  This Plan, a profit sharing plan, was originally created and is hereby continued for the purpose of providing benefits to the Participants in this Plan upon their retirement and for the purpose of providing such other benefits to such Participants and their Beneficiaries as are hereinafter described.

                                      1-1

                                       2.

                                   DEFINITIONS
                                   -----------

                  Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

                  2.1 ACCOUNTS.

                  The word "Accounts" shall mean "Pre-Tax Accounts" established pursuant to Article 4 hereof; "Profit Sharing Accounts," "Match Accounts," "Qualified Nonelective Accounts" and "Qualified Match Accounts" established pursuant to Article 6 hereof and "Rollover Accounts" established pursuant to
Article 20 hereof.

                  2.2 ACTIVE PARTICIPANT.

                  The words "Active Participant" shall mean a Participant during any period in which he is employed by a Participating Company as a Covered Employee.

                  2.3 ADMINISTRATIVE DELEGATE.

                  The words "Administrative Delegate" shall mean one (1) or more persons or institutions to whom the Plan Administrator has delegated certain administrative functions pursuant to a written agreement.

                  2.4 ADOPTION DATE.

                  The words "Adoption Date" shall mean the date as of which any Participating Company shall have adopted this Plan.

                  2.5 AFFILIATE.

                  The word "Affiliate" shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating Company or any business organization which would be defined as a trade or business (whether or not incorporated) which is under "common control" with a Participating Company within the

                                      2-1
meaning of Sections 414(b) and (c) of the Code, and any member of an "affiliated service group," as defined in Section 414(m) of the Code, which includes a Participating Company but, in each case, only during the periods any such corporation, business organization or member would be so defined.

                  2.6 ALLOCATION DATE.

                  The words "Allocation Date" shall mean the last day of the Plan Year and the other date or dates selected by the Company as of which allocations are made to Accounts.

                  2.7 ANNUAL ADDITIONS.

                  The words "Annual Additions" shall mean with respect to each Participant the sum of the following amounts in any Limitation Year:

                  (a) the contributions of a Participating Company (including amounts contributed by the Participating Companies to the Trustee pursuant to a Participant's election under Section 4.1 hereof) or a Related Company credited to his accounts with respect to such Limitation Year under all defined contribution plans of the Company or any Related Company which plans meet the requirements of Section 401(a) of the Code;

                  (b) the amounts contributed as after-tax contributions by a Participant with respect to such Limitation Year to all defined contribution plans of the Company or any Related Company which plans meet the requirements of
                           Section 401(a) of the Code;

                  (c) forfeitures creditable to his accounts under all such defined contribution plans of a Participating Company or any Related Company with respect to such Limitation Year;

                  (d) unless the provisions of this paragraph (d) cease to be required by the Code, amounts allocated, in Limitation Years beginning after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by a Participating Company or any Related Company and amounts derived from contributions paid or accrued after December 31, 1985, in Limitation Years ending after such date, which are attributable to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in
                           Section 419(e) of the Code, maintained by a Participating Company or any Related Company.

                                      2-2

                  2.8 BENEFICIARY.

                  The word "Beneficiary" shall mean any person, other than an alternate payee as defined in Section 17.1, who receives or is designated to receive payment of any benefit under the terms of this Plan because of the participation of another person in this Plan.

                  2.9 BUSINESS DAY.

                  The words "Business Day" shall mean each day that the New York Stock Exchange is open for business.

                  2.10 CODE.

                  The word "Code" shall mean the Internal Revenue Code of 1986, as such may be amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Sections having the same or similar purpose.

                  2.11 COMMITTEE.

                  The word "Committee" shall mean the Retirement Committee as constituted under the provisions of Article 16 of this Plan.

                  2.12 COMPANY.

                  The word "Company" shall mean Pioneer-Standard Electronics, Inc. or any successor corporation or any other business organization which shall assume the obligations of the Company under this Plan.

                  2.13 COMPENSATION.

                  The word "Compensation" shall mean, on and after January 1, 2000, all remuneration which is paid to an Employee in cash or in kind for the performance of services for a Participating Company while a Covered Employee and which must be reported as wages on the Employee's Form W-2 for income tax purposes, together with amounts contributed by a

                                      2-3

Participating Company to the Trustee pursuant to a Participant's election under
Section 4.1 hereof, adjusted as follows:

                  (a) Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the Employee under Code Sections 125, 402(e)(3) and 402(h); and

                  (b) Compensation shall be reduced by all of the following amounts even if they are taxable to the Employee:

                           (1) expense reimbursements, expense allowances or moving expenses;

                           (2) cash and noncash fringe benefits and welfare benefits; and

                           (3)      deferred compensation.

                  Notwithstanding the foregoing, the maximum Compensation of any Highly Compensated Employee that can be considered for any purpose under this Plan shall be One Hundred Seventy Thousand Dollars ($170,000.00) plus any cost of living increase after the Restatement Date as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

                  2.14 CONTINUOUS SERVICE.

                  The words "Continuous Service" shall mean for any Employee any period during which he is or was employed by a Participating Company or Affiliate. Each such period shall be measured from the Participant's Date of Hire to the date of Termination of Employment which follows such Date of Hire.

                  In addition, if any Employee has a Termination of Employment and is rehired within twelve (12) months of:

                  (a)      the date of his Termination of Employment; or

                  (b) if earlier, the first day of any period of leave of absence, layoff or Military Service after the end of which the Employee did not return to work for a Participating Company or any Affiliate prior to his Termination of Employment;

                                      2-4
such Employee's "Continuous Service" shall include the period of severance measured from his Termination of Employment until his subsequent date of rehire. Two (2) or more periods of employment or Periods of Severance that are included in an Employee's Continuous Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.

                  The "Continuous Service" of an Employee who incurs a Termination of Employment and who is later reemployed by the Company or any Affiliate, shall not include the length of any of his periods of Continuous Service rendered prior to the date of said Termination of Employment if:

                  (A) he did not have a Vested Interest under this Plan on his Termination of Employment; and

                  (B) his Period of Severance between his prior Termination of Employment and the date he is reemployed equals or exceeds the period of Continuous Service he had on said Termination of Employment; and

                  (C) his Period of Severance shall have exceeded five (5) years.

                  2.15 CONTRACT EMPLOYEE.

                  The words "Contract Employee" shall mean an Employee who has entered into a contract pursuant to Article 3 hereof which provides that he will not become a Participant in this Plan.

                  2.16 COVERED EMPLOYEE.

                  The words "Covered Employee" shall mean an Employee, who was a Participant in the Plan on June 30, 2000, during any period that he is employed by a Participating Company; provided, however, that no such Employee shall be a "Covered Employee" during any period that he:

                  (a) is employed as a member of a unit of Employees which is covered by a collective bargaining agreement to which a Participating Company is a

                                      2-5
                           party (unless such collective bargaining agreement provides for participation in this Plan);

                  (b) is employed as a student, a temporary employee or a seasonal employee;

                  (c) is employed only by an Affiliate which is not a Participating Company;

                  (d)      is employed as a Contract Employee;

                  (e) is employed in a capacity categorized by the Company as a Leased Person, regardless of his status as may be determined otherwise by the Commissioner of the Internal Revenue or other government entity;

                  (f)      has in effect a waiver of participation pursuant to
                           Section 3.5 hereof;

                  (g) is a non-resident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from a Participating Company or Affiliate which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), except to the extent expressly permitted by this Plan;

                  (h) is employed in a capacity categorized by the Company as an "independent contractor" pursuant to a written or oral agreement with a Participating Company, regardless of his status as may be determined otherwise by the Commissioner of the Internal Revenue or other government entity;

                  (i) is not paid through the Participating Company's payroll department or is not on the Participating Company's payroll (such excluded Employees shall include but not be limited to those Employees who are paid through the Participating Company's accounts payable department); or

                  (j) is a participant in any other retirement plan qualified under Section 401(a) of the Code to which the Company or any Participating Company makes contributions.

                  2.17 DATE OF HIRE.

                  The words "Date of Hire" shall mean the date on which an Employee commences employment and works at least one (1) Hour for a Participating Company or any Affiliate and shall mean, in the case of a rehired Employee, the first date following his previous Termination of Employment on which he works at least one (1) Hour for a Participating Company or any Affiliate, including any Participating Company or Affiliate that became a Participating Company

                                      2-6
or Affiliate prior to the Restatement Date, even if such company was not a Participating Company or Affiliate at the Participant's Date of Hire.

                  2.18 DIRECTED BROKERAGE ACCOUNT.

                  The words "Directed Brokerage Account" shall mean an investment subaccount established on the Trustee's books and records to enable an eligible Participant, former Participant or Beneficiary to invest in individual securities and investment vehicles permitted by the rules applicable to the Directed Brokerage Account, as such rules may be revised from time to time. As of the Restatement Date, the Plan does not provide for any Directed Brokerage Account for any Participant. Unless and until the Company expressly and explicitly activates the Directed Brokerage Account provisions of this Plan and the Trust, if ever, no Directed Brokerage Account shall be available to any Participant or other person under this Plan.

                  2.19 DISABILITY.

                  The word "Disability" or "Disabled" shall mean, with respect to any Participant, a medically determinable physical or mental impairment which qualifies the Participant to receive benefits under the Company's long-term disability plan, or which would qualify the Participant to receive benefits under the Company's long-term disability plan had he been covered by said plan; except that no Participant shall be deemed to be Disabled if such disability was:

                  (a) contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in a criminal act or enterprise;

                  (b) resulted from the Participant's addiction, habituation or use of alcohol, narcotics or hallucinogens, provided however, that where such Participant is determined to be a qualified individual with a disability within the meaning of the Americans with Disabilities Act (42 United States Code Section 12101, et seq.) with respect to such disability, the exclusion contained in this paragraph
                           (b) shall be limited to such Participant's engaging in the illegal use of drugs or alcohol within the meaning of 42 United States Code Section 12114; or

                  (c) resulted from any intentionally self-inflicted injury.

A determination of Disability shall be made by the Plan Administrator with the advice of competent medical authority.

                  2.20 EARLY RETIREMENT DATE.

                  The words "Early Retirement Date" shall mean the date upon which a Participant attains age fifty-five (55).

                  2.21 EMPLOYEE.

                  The word "Employee" shall mean any common-law employee or Leased Person of a Participating Company or an Affiliate. The word "Employee" shall not include any person who renders service to a Participating Company or an Affiliate solely as a director or independent contractor or otherwise as a self employed individual. In the event that a person renders service to a Participating Company or an Affiliate as a common-law employee and in another capacity as a director, an independent contractor or otherwise as a self-employed individual, he shall be considered to be an Employee hereunder only in his capacity as a common-law employee.

                  2.22 ENTRY DATE.

                  The words "Entry Date" shall mean the date as of which a Covered Employee may become a Participant in the Plan. The Plan's final Entry Date was January 1, 2000. Immediately prior to that date, the Plan's Entry Dates were January 1 and July 1.

                  2.23 ERISA.

                  The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such may be amended from time to time, and lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific ERISA Section, such reference shall be deemed to include any successor ERISA Section having the same or similar purpose.

                                      2-8

                  2.24 HIGHLY COMPENSATED EMPLOYEE.

                  The words "Highly Compensated Employee" shall mean, on and after January 1, 1997, an Employee or a former Employee who is highly compensated for a Plan Year as described in Section 414(q) of the Code, which is hereby incorporated by reference. For informational purposes herein, a Highly Compensated Employee is described as an Employee who either:

                  (a) during the current Plan Year or the Look-Back Year, was at any time a five percent (5%) or more actual or constructive owner of a Participating Company or any Affiliate; or

                  (b) during the Look-Back Year, received Testing Compensation from a Participating Company and all Affiliates greater than Eighty Thousand Dollars ($80,000.00) (plus any increase for cost of living as determined by the Secretary of the Treasury or his delegate) and, if the Company so elects, was in the "top paid group" of Employees of a Participating Company or any Affiliate for such Look-Back Year.

                  2.25 HOUR OR HOUR OF SERVICE.

                  Effective for periods commencing on or after January 1, 2001, the word "Hour" or the words "Hour of Service" shall mean:

                  (a) for any Employee who is categorized as non-exempt under the Fair Labor Standards Act, the actual number of hours for which he is directly or indirectly paid or entitled to payment by a Participating Company or any Affiliate for the performance of duties either as regular wages, salary or commissions, or for reasons other than the performance of duties such as vacation or holiday pay, and in either case, including payments pursuant to an award or agreement requiring a Participating Company or an Affiliate to pay back wages, irrespective of mitigation of damages. Hours of Service under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and
                           (c) of the Department of Labor Regulations which are incorporated herein by reference.

                  (b) for any Employee who is categorized as exempt under the Fair Labor Standards Act, the hours which are calculated and for which he is credited pursuant to the equivalencies set forth in Section 2530.200b-3(e)(iv) of the Department of Labor Regulations which are incorporated herein by reference and applied in accordance with the following provisions. With respect to any such Employee Hours of Service shall be calculated on the

                                      2-9
                           basis of months of employment whereby the Employee shall be credited with one hundred ninety (190) Hours of Service for each month in which the Employee would be required to be credited with at least one (1) Hour of Service.

Notwithstanding the foregoing,

                  (1) no Employee shall be credited with more than 501 Hours of Service with respect to payments he receives or is entitled to receive during any single continuous period during which he performs no services for a Participating Company or any Affiliate (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

                  (2) no Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive during a period when he performs no services for a Participating Company or any Affiliate under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

                  (3) no Employee or former Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive under a pension benefit plan to which a Participating Company or any Affiliate has contributed during a period when he performs no services for a Participating Company or any Affiliate.

                  Effective prior to January 1, 2001, the words "Hour" or "Hour of Service" shall mean for any Employee the hours which are calculated and credited in accordance with the equivalencies set forth in Section 2530.200b-3(e)(iv) of the Department of Labor Regulations as provided in the predecessor documents for the Plan, including the plan documents for the ProAmerica, Inc. Employee Savings Plan and Trust, as applicable. Without limiting the generality of the foregoing, the words "Hour of Service" or "Hour" shall include, for any Employee, his hours of service as properly calculated for such purpose by Dickens Data Systems, Inc. (including Pro America, Inc.), for periods prior to October 31, 2000.

                  2.26 LEASED PERSON.

                                      2-10

                  The words "Leased Person" shall mean, on and after January 1, 1997, any individual who, pursuant to an agreement between the Participating Company or any Affiliate and any leasing organization, has performed services for the Participating Company, for an Affiliate or for related persons, as determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year; provided, however, that such services are performed under the primary direction or control of the Participating Company or the Affiliate.

                  2.27 LIMITATION YEAR.

                  The words "Limitation Year" shall mean the twelve (12) month period ending on December 31 in each calendar year. For periods prior to the Effective Date, the words "Limitation Year" shall mean the limitation years and, with appropriate adjustments, short limitation periods established by the Company or by regulations issued by the Secretary of the Treasury or his delegate for purposes of determining compliance with Section 415 of the Code.

                  2.28 MILITARY SERVICE.

                  The words "Military Service" shall mean duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the Employee serves not more than one voluntary enlistment or tour of duty, and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty. Notwithstanding any provision of this Trust and Plan to the contrary, contributions, benefits and service credit with respect to Military Service will be provided in accordance with Section 414(u) of the Code.

                  2.29 NORMAL RETIREMENT DATE.

                  The words "Normal Retirement Date" shall mean the date upon which a Participant attains age sixty-five (65).

                  2.30 ONE YEAR BREAK IN SERVICE.

                                      2-11

                  The words "One Year Break In Service" shall mean for any Employee or former Employee a Plan Year, ending after his Termination of Employment, during which the Employee or former Employee did not complete more than five hundred (500) Hours of Service. Notwithstanding the foregoing provisions of this Section, in the event any Employee is absent from work, on or after the first day of the Plan Year which commenced in 1985, by reason of either:

                  (a)      the pregnancy of such Employee; or

                  (b)      the birth of a child of such Employee; or

                  (c) the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

                  (d) the care for such child for a period beginning immediately following such birth or placement;

such Employee shall, solely for the purposes of determining whether such Employee has incurred a One Year Break In Service pursuant to this Section, be credited either with the Hours of Service which otherwise would normally have been credited to such Employee but for such absence or, in any case in which the Plan Administrator is unable to determine the Hours described in the preceding clause, eight (8) Hours per day of such absence; provided, however, that the total number of Hours of Service which an Employee may be credited with by reason of any such pregnancy, birth, placement or caring shall not exceed five hundred one (501) Hours. An Employee shall be credited with the Hours of Service described in the preceding sentence only in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a One Year Break In Service in such Plan Year solely because the Employee is credited with Hours of Service pursuant to the preceding sentence or, in any other case, in the immediately following Plan Year. The Plan Administrator may require any Employee who is absent from work because of any such pregnancy, birth, placement or caring to

                                      2-12
furnish to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish both that the Employee's absence from work is because of such pregnancy, birth, placement or caring and the number of days during which the Employee was absent because of such pregnancy, birth, placement or caring.

                  Notwithstanding anything contained herein to the contrary, a Participant who is on a leave of absence due to Military Service will not incur a One (1) Year Break-In-Service during or as a result of such leave of absence, to the extent required by Section 414(u) of the Code.

                  2.31 PARTICIPANT.

                  The word "Participant" shall mean any person who becomes a Participant in this Plan in accordance with Article 3 hereof. The word "Participant" shall also include, as the context may require, any person who has become an inactive Participant due to his no longer being a Covered Employee, and any person who has become a former Participant due to his having incurred a Termination of Employment.

                  2.32 PARTICIPATING COMPANY.

                  The words "Participating Company" shall mean the Company and any Affiliate of the Company which is or shall become a Participating Company in this Plan pursuant to Article 22 hereof, but only for periods while it is a Participating Company hereunder.

                  2.33 PERIOD OF SEVERANCE.

                  The words "Period of Severance" shall mean, with respect to any Employee or former Employee, a period commencing on his Termination of Employment and ending on the date such Employee is rehired by a Participating Company or any Affiliate. In the event of the Termination of Employment of an Employee by reason of either:

                  (a)      the pregnancy of such Employee; or

                                      2-13

                  (b)      the birth of a child of such Employee; or

                  (c) the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

                  (d) the care for such child for a period beginning immediately following such birth or placement;

such Employee's Period of Severance shall be deemed to have commenced on the first anniversary of the date of his Termination of Employment. The Plan Administrator may require any Employee who is absent from work by reason of any such pregnancy, birth, placement or caring to furnish to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the Employee's absence from work was by reason of such pregnancy, birth, placement or caring.

                  Notwithstanding anything contained herein to the contrary, a Participant who is on a leave of absence due to Military Service will not incur a Period of Severance during or as a result of such leave of absence, to the extent required by Section 414(u) of the Code.

                  2.34 PLAN.

                  The word "Plan" shall mean this instrument as originally executed and as it may be amended from time to time.

                  2.35 PLAN ADMINISTRATOR.

                  The words "Plan Administrator" shall mean the person or persons, corporation or partnership designated as Plan Administrator under
Article 16 hereof.

                  2.36 PLAN YEAR.

                  The words "Plan Year" shall mean the twelve (12) month period ending on December 31 in each calendar year.

                  2.37 RELATED COMPANY.

                                      2-14

                  The words "Related Company" shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating Company or any business organization which would be defined as a trade or business (whether or not incorporated) which is under "common control" with a Participating Company within the meaning of Sections 414(b) and (c) of the Code, after substituting the phrase "more than fifty percent (50%)" for the phrase "at least eighty percent (80%)" each place that the latter phrase appears in Section 1563(a)(1) of the Code, and any member of an "affiliated service group", as defined in Section 414(m) of the Code, which includes a Participating Company but, in each case, only during the periods any such corporation, business organization or member would be so defined.

                  2.38 RESTATEMENT DATE.

                  The words "Restatement Date" shall mean January 1, 2001.

                  2.39 SHARES.

                  The word "Shares" shall mean the common shares of the Company.

                  2.40 SUPPLEMENT.

                  The word "Supplement" shall mean a portion of this Plan, designated as such, which is adopted pursuant to Article 22 hereof and which contains provisions applicable only to a specified group of Employees, former Employees or others.

                  2.41 TAXABLE YEAR.

                  The words "Taxable Year" shall mean the annual accounting period for Federal income tax purposes of each Participating Company as the same may change from time to time. As of the Restatement Date, the Taxable Year for all Participating Companies was the twelve (12) month period ending on March 31 in each calendar year.

                  2.42 TERMINATION OF EMPLOYMENT.

                                      2-15

                  The words "Termination of Employment" shall mean for any Employee the occurrence of any one of the following events:

                  (a) he is discharged by a Participating Company or any Affiliate unless he is subsequently reemployed and given pay back to his date of discharge;

                  (b) he voluntarily terminates employment with a Participating Company or any Affiliate;

                  (c) he retires from employment with a Participating Company or any Affiliate;

                  (d) he fails to return to work at the end of any leave of absence authorized by a Participating Company or any Affiliate, or within ninety (90) days following his release from Military Service or within any other period following Military Service in which his right to reemployment with a Participating Company or any Affiliate is guaranteed by law, or within three (3) days after he has been recalled to work following a period of layoff;

                  (e) he fails to return to work after the cessation of disability income payments under any sick leave or short term disability program of a Participating Company or any Affiliate; or

                  (f) he has been continuously laid-off by a Participating Company or an Affiliate for six (6) months.

In the case of the occurrence of any event described in (d), (e) or (f) of this Section, the date of such Employee's Termination of Employment shall be deemed to be the first day of such Employee's leave of absence, military leave or layoff.
                  The foregoing provisions of this Section notwithstanding, for purposes of determining an Employee's Continuous Service, in the case of the occurrence of any event described in (d), (e) or (f) of this Section, such Employee's Termination of Employment shall be deemed to be the earlier of (i) the first anniversary of the first day of any such period of leave of absence, military leave or layoff or (ii) the last day of any such period of leave of absence, military leave or layoff.

                  2.43 TESTING COMPENSATION.

                                      2-16

                  The words "Testing Compensation" shall mean remuneration used for testing purposes under this Plan. The words "Testing Compensation" shall be interpreted according to their context and:

                  (a)      when used to determine

                           (1) effective January 1, 1998, whether the amounts allocated to Accounts comply with the limitations on allocations set forth in
                                    Section 415 of the Code, described in
                                    Article 19 hereof;

                           (2) whether the amounts allocated to Accounts comply with the "amounts testing" requirements of Section 401(a)(4) of the Code; and

                           (3) the identity of Highly Compensated Employees for purposes of the Trust and Plan;

                           Testing Compensation shall mean all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Related Company which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Section 415 of the Code;

                  (b) when used to determine the top-heavy status of the Trust and Plan pursuant to Article 18 hereof, Testing Compensation shall mean all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Related Company which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Section 415 of the Code, just as described in (a) above, but adjusted to exclude remuneration from a Related Company which is not a Participating Company or Affiliate; and

                  (c) when used to determine satisfaction of the Deferral Percentage limit, the Contribution Percentage limit and the multiple use test of Article 7 of this Plan, Testing Compensation shall mean "compensation" for such Plan Year as defined in Section 414(s) of the Code.

                  2.44 TRUST OR TRUST FUND.

                  The word "Trust" or the words "Trust Fund" shall mean the trust established to hold the assets of this Plan and any successor trust. At the time of the Restatement Date, the word "Trust" shall mean the trust established pursuant to the terms of the Trust Agreement between the Company and American Express Trust Company.

                                      2-17

                  2.45 TRUSTEE.

                  The word "Trustee" shall mean the Trustee of the Trust or, where applicable, the Trustee's designated agent. At the time of the Restatement Date, the word "Trustee" shall mean American Express Trust Company.

                  2.46 VALUATION DATE.

                  The words "Valuation Date" shall mean the date upon which a Participant's Account may be valued for purposes of investment direction and distribution of accrued vested benefits. Each Business Day shall be a Valuation Date, except that the Valuation Date for Directed Brokerage Accounts shall be
(1) the last Business Day of each week; (2) the last Business Day of each month;
(3) the last Business Day of the calendar year; and (4) the last Business Day of the Plan Year.

                  2.47 VESTED INTEREST.

                  The words "Vested Interest" shall mean with respect to any Participant the total of (a) plus (b) minus (c), where:

                  (a) equals the amount, if any, credited to all Pre-Tax, Qualified Nonelective, Qualified Match, and Rollover Accounts maintained on his behalf;

                  (b) equals his Vested Percentage multiplied by the sum of:

                           (1) the balance in his Profit Sharing Account and his Match Account; plus

                           (2) any distributions made to the Participant from his Profit Sharing Account or Match Account since his earliest Date of Hire which has not been followed by five (5) consecutive One Year Breaks In Service (or, as applicable, by a five (5) year Period of Severance); and

                  (c) equals the amount of any distributions made to the Participant from his Profit Sharing Account or Match Account since his earliest Date of Hire which has not been followed by five (5) consecutive One Year Breaks In Service (or, as applicable, by a five (5) year Period of Severance).

                  2.48 VESTED PERCENTAGE.

                                      2-18

                  The words "Vested Percentage" shall mean, for any Participant with an Hour of Service after December 31, 2000, a percentage determined on the basis of his number of Years of Vesting Service in accordance with the following table:

                YEARS OF VESTING SERVICE                                       VESTING PERCENTAGE
                ------------------------                                       ------------------

                Less than 1 year                                                        0%

                1 but less than 2 years                                                20%

                2 but less than 3 years                                                40%

                3 but less than 4 years                                                60%

                4 but less than 5 years                                                80%

                5 or more years                                                       100%

provided, however, that for a Participant who does not have an Hour of Service after December 31, 2000, such percentage shall be determined on the basis of his number of Years of Vesting Service in accordance with the following table:

                YEARS OF VESTING SERVICE                                       VESTING PERCENTAGE
                ------------------------                                       ------------------

                Less than 2 years                                                       0%

                2 but less than 3 years                                                20%

                3 but less than 4 years                                                40%

                4 but less than 5 years                                                60%

                5 but less than 6 years                                                80%

                6 or more years                                                       100%

Notwithstanding any other provision of this Plan to the contrary, upon attainment of his Early Retirement Date or Normal Retirement Date and during all periods thereafter, a Participant shall have a Vested Percentage of one hundred percent (100%). A Participant who incurs a

                                      2-19

Termination of Employment due to his death or Disability shall have a Vested Percentage of one hundred percent (100%).

                  A Participant shall always have a one hundred percent (100%) vested interest in his Pre-Tax Accounts, Rollover Accounts, Qualified Nonelective Accounts, and Qualified Match Accounts, if any such contributions are made under the Plan.

                  Notwithstanding any provision of the Plan to the contrary, any Participant who is a ProAmerica Participant within the meaning of this Section shall have a one hundred percent (100%) vested interest in his Accounts under the Plan. A "ProAmerica Participant" shall be any Participant who was a participant in the ProAmerica, Inc. Employee Savings Plan and Trust at the time of its merger into the Plan.

                  2.49 YEARS OF VESTING SERVICE.

                  The words "Years of Vesting Service" shall mean for any Employee the sum of (a) plus (b) below where:

                  (a) equals the Employee's years of Continuous Service after December 31, 2000, if any; and

                  (b) equals the Employee's years of service for vesting purposes determined as of December 31, 2000, on the basis of the rules of the Plan, or the rules of The Dickens Services Group, A Pioneer-Standard Company, LLC 401(k) Profit Sharing Plan, as applicable, in effect as of such date.

                  In the event that a Participant returns to employment with a Participating Company or an Affiliate immediately following a leave of absence due to Military Service, his period of Military Service shall be included in the calculation of his Vesting Service, to the extent required by Section 414(u) of the Code.

                                      2-20

                                       3.

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

                  3.1 PRIOR PARTICIPANTS.

                  Each Employee of a Participating Company who was a Participant in this Plan immediately prior to the Restatement Date shall continue to be a Participant.

                  3.2 ELIGIBILITY.

                  Eligibility to participate in the Plan was frozen effective October 1, 1999, so that no Employee whose Date of Hire or rehire was on or after October 1, 1999, may enter the Plan. Therefore, eligibility to participate in the Plan is limited to those Employees who had commenced participation in the Plan on or before January 1, 2000.

                  3.3 ENTRY DATE.

                  The Plan's final Entry Date was January 1, 2000. Thereafter, the Plan shall have no entry Dates.

                  3.4 ACTIVE, INACTIVE AND REHIRED PARTICIPANT.

                  Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be a Covered Employee of a Participating Company or any Affiliate, but continues to be an Employee of a Participating Company or any Affiliate, he will cease to be an Active Participant and he will be an inactive Participant during such period of continued employment. An inactive Participant who again becomes a Covered Employee shall become an Active Participant immediately upon his again becoming a Covered Employee. In the event a Participant incurs a Termination of Employment and is later reemployed by a Participating Company, he shall again become an Active Participant in this Plan on the date he again becomes a Covered Employee. If a transferred or rehired Covered Employee becomes an Active Participant pursuant to this Section on a date other than an Entry Date, he shall be eligible to make an immediate election

                                      3-1
pursuant to Section 4.1 to contribute pre-tax contributions to the Plan effective in accordance with reasonable and uniform procedures established by the Plan Administrator.

                  3.5 WAIVER OF PARTICIPATION.

                  Notwithstanding anything in this Plan to the contrary, the Plan Administrator may elect to make available on either a limited or ongoing basis the right for each Employee to waive participation in the Plan by providing written notice of such waiver to the Plan Administrator, subject to reasonable and uniform procedures established by the Plan Administrator. Such a waiver may be temporary or permanent as agreed to by the Employee and the Plan Administrator. An Employee may revoke a temporary waiver of participation at any time. An Employee may not revoke a permanent waiver of participation. Any such waiver or revocation shall become effective as of the date indicated in such waiver or revocation. An Employee who enters into such an agreement shall be a Contract Employee during the term of the agreement and shall not be considered a Covered Employee during such term.

                                      3-2

                                       4.

                         EMPLOYEE PRE-TAX CONTRIBUTIONS
                         ------------------------------

                  4.1 ELECTION OF PRE-TAX CONTRIBUTIONS.

                  Pursuant to uniform rules and procedures prescribed by the Plan Administrator, an Active Participant may elect that a stated portion (such portion being within the limitations set forth in Section 4.2 hereof) of his unpaid Compensation for a Plan Year be paid by a Participating Company to the Trustee hereunder and be treated as a contribution by the Participating Company. A Participant's election, pursuant to this Section, shall be made in such manner (including in writing, orally, telephonically or electronically) as the Plan Administrator shall determine. Any such election shall become effective as of a date determined in accordance with rules established by the Plan Administrator in its sole discretion. A Participant's election shall be conditioned upon:

                  (a) his right to defer the imposition of Federal income tax on such deferred Compensation until a subsequent distribution of such amount under this Plan; and

                  (b) the Participating Company's right to deduct such amount for Federal income tax purposes before taking into account any contributions made by the Participating Company under Article 6 hereof and after taking into account any contributions made by the Participating Company under any other profit sharing, pension and stock bonus plans maintained by the Participating Company which meet the requirements of Section 401(a) of the Code.

                  4.2 AMOUNT OF PRE-TAX CONTRIBUTIONS.

                  An Active Participant shall be permitted to elect to have a Participating Company make contributions on his behalf to this Plan equal to a stated whole percentage of his unpaid Compensation from such Participating Company for a Plan Year by means of a Compensation reduction arrangement described in Section 4.1 hereof. The minimum and maximum stated percentage which may be designated by a Participant shall be determined by the Company in its

                                      4-1
sole discretion. As of the Restatement Date, the percentage limits hereunder are between one percent (1%) and fifteen percent (15%) of his Compensation.

                  4.3 REVOKING AND AMENDING ELECTIONS.

                  Any election made pursuant to Section 4.1 above shall be deemed a continuing election and shall remain in effect unless revoked or amended by the Participant. Any revocation or amendment of an election shall be made in such form and manner (including in writing, orally, telephonically or electronically) as the Plan Administrator shall determine. As of the Restatement Date, a Participant may at any time increase, decrease or revoke the amount of his election, effective as soon as administratively feasible following the election.

                  4.4 PAYMENT TO TRUSTEE.

                  All amounts paid by a Participating Company to the Trustee pursuant to Section 4.1 above shall be subject to the legal requirement that they be paid not later than the date on which such amounts can reasonably be segregated from a Participating Company's general assets. In any event, such amounts shall be subject to the legal requirement that they be paid to the Trustee not later than the fifteenth (15th) Business Day of the month following the month in which such amount would otherwise have been payable to the Participant in cash.

                  4.5 PRE-TAX ACCOUNT.

                  Any amounts contributed by a Participating Company pursuant to a Participant's election under Section 4.1 above shall be held by the Trustee as a part of the Trust Fund created under this Plan, shall be specifically allocated to the Participant's Pre-Tax Account for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Plan. Any amounts credited to a Participant's Pre-Tax Account shall be fully vested and nonforfeitable at all times.

                  4.6 EFFECT OF HARDSHIP WITHDRAWAL ON PRE-TAX CONTRIBUTIONS.

                                      4-2

                  In the event a Participant receives a distribution from his Pre-Tax Account as a result of hardship as described in Article 10, such Participant's pre-tax contributions under Section 4.1 above shall be suspended for a twelve (12) month period after his receipt of such hardship distribution. In addition, for the taxable year of the Participant immediately following the Participant's taxable year during which said hardship distribution occurs, such Participant shall be barred from making pre-tax contributions in excess of (a) minus (b) below, where:

                  (a) equals the dollar limit described in Section 7.3 hereof; and

                  (b) equals the amount of such Participant's pre-tax contributions for the Participant's taxable year during which said hardship distribution is made.

                  4.7 CATCH-UP CONTRIBUTIONS AFTER RETURN FROM MILITARY SERVICE.

                  In the event that a Participant returns to employment with a Participating Company or an Affiliate immediately following a leave of absence due to Military Service and had failed to make pre-tax contributions while on such leave of absence, the Participant may elect to make catch-up pre-tax contributions relating to such period of Military Service, to the extent Section 414(u) of the Code requires the Plan to permit such catch-up contributions. The period during which such Participant may make such catch-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five (5) years following such date of rehire or three (3) times the Participant's period of Military Service.

                                      4-3

                                       5.

                        EMPLOYEE AFTER-TAX CONTRIBUTIONS
                        --------------------------------

                  5.1 NO AFTER-TAX ELECTIONS PERMITTED. No after-tax contributions are permitted under the Plan.

                                      5-1

                                       6.

                             COMPANY CONTRIBUTIONS
                             ---------------------

                  6.1 COMPANY DISCRETIONARY AND PROFIT SHARING CONTRIBUTIONS.

                  The Company may continue to make an annual profit sharing contribution in cash to the Plan equal to ten percent (10%) of the Net Profits of the Company for the Taxable Year which are in excess of the highest profits earned in any fiscal year since March 31, 1972. In lieu thereof, the Company may make a greater or lesser, or no, annual profit sharing contribution in cash to the Plan out of the Net Profits of the Company for the Taxable Year. In addition, a Participating Company may, as directed by the Company in its sole discretion, make an employer discretionary contribution in cash to this Plan. Unless otherwise directed, any such annual profit sharing or discretionary contribution for a Taxable Year shall be made on account of the Plan Year ending with or within such Taxable Year. Neither such discretionary contribution, nor any other contribution under this Plan other than the foregoing annual profit sharing contribution, if any is to be made, shall be contingent upon the Company or any Participating Company having either current or accumulated profits, however such profits are determined. Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 2000, contributions made pursuant to this Section may be made in cash or in Shares; provided, however, that not more than fifty percent (50%) of the aggregate contribution for a Plan Year may be made in Shares.

                  "Net Profits," for purposes of this Section, shall mean the amount of net profits of the Company for a particular Taxable Year, as shown on the consolidated financial statements of the Company and its consolidated subsidiaries and as calculated in accordance with generally accepted accounting principles, before provision for the profit sharing contribution under the Plan for the current Taxable Year and before provision for any taxes based upon income. Once

                                      6-1
the Net Profits have been determined and the Company's profit sharing contribution has been made, such determination and contribution shall be considered conclusive and binding.

                  6.2 ALLOCATION OF COMPANY DISCRETIONARY AND PROFIT SHARING CONTRIBUTIONS.

                  Effective for periods commencing on and after the Restatement Date, all of the Participating Company contributions made pursuant to Section
6.1 hereof with respect to a Plan Year shall be allocated among the Profit Sharing Accounts of each Participant who is credited with at least one thousand (1,000) Hours of Service in such Plan Year provided he is a Participant on the last day of such Plan Year. The prior provisions of this Section notwithstanding, the Company may, in its discretion, elect instead for each Participating Company's contribution to be allocated among the Profit Sharing Accounts of those Participants who are Employees of the Participating Company on the last day of such Plan Year and who are credited with at least one thousand (1,000) Hours of Service in such Plan Year, provided that such allocation satisfies the applicable requirements of Code Sections 410(b) and 401(a)(4). In either case, such contribution shall be allocated to the Profit Sharing Account of each eligible Participant in the same proportion as such Participant's Compensation bears to the total Compensation of all such Participants eligible to share in the contribution; provided that no contribution shall be allocated to the Profit Sharing Account of any Participant in excess of the limitations on Annual Additions set forth in Article 19 hereof.

                  6.3 MATCHING CONTRIBUTIONS.

                  In addition to the contribution, if any, made pursuant to
Section 6.1 hereof, a Participating Company may make a matching contribution to this Plan on behalf of all, or a group of less than all, Participants as shall be determined by the Company from time to time. Such contribution shall be made in cash.

                                      6-2

                  The amount of such matching contribution, if any, shall be determined by the Company in its discretion from time to time and shall be announced to Participants. Such amount, if any, shall be a percentage of the amounts contributed to the Plan for a Plan Year pursuant to such Participant's election under Section 4.1 hereof. As of the Restatement Date, a matching contribution equal to fifty cents ($0.50) shall be made for each one dollar ($1.00) in pre-tax contributions contributed by a Participant up to four percent (4%) of the Participant's Compensation as determined as of the Allocation Date. Therefore, as of the Restatement Date, the matching contributions which may be made for any Participant may not exceed two percent (2%) of the Participant's Compensation as determined as of the Allocation Date.

                  The Company may place one or more "caps" on matching contributions so that contributions are not matched, or are matched at a lower percentage with respect to contributions under Section 4.1 hereof above a certain percentage of Compensation. Furthermore, the Company may establish a "cut line" with respect to matching contributions so that a Participant with Compensation, projected Compensation or annual rate of base pay below the cut line or a Participant who is not a Highly Compensated Employee may be entitled to a match which is a greater percentage, or be entitled to a special match not available to other Participants, with respect to some or all of the contributions made on his behalf under Section 4.1 hereof. The Company may, from time to time in its discretion, change the percentage of match, the cap or the cut line. No amendment to this Plan shall be required in order to change such percentage of match, such cap or such cut line; provided, however that the Company's decision shall be subject to the following limitations:

                  (a) the percentage of pre-tax contributions, made pursuant to a Participant's election under Section
                           4.1 hereof, which is matched for Participants at or above the cut line shall not exceed the percentage of pre-tax contributions which is matched for Participants below the cut line; and

                                      6-3

                  (b) the level of the match made for Participants at or above the cut line shall not exceed the level of the match made for Participants below the cut line.

                  Notwithstanding the foregoing provisions of this Section, no matching contribution shall be made in excess of the Contribution Percentage limit described in Section 7.5 hereof nor with respect to any contribution made by a Participating Company pursuant to Section 4.1 due to a Participant's election thereunder to the extent such Participating Company contribution pursuant to Section 4.1 is:

                  (1)      in excess of the dollar limit described in Section
                           7.3 hereof;

                  (2) in excess of the Deferral Percentage limit described in Section 7.4 hereof; or

                  (3)      in excess of the multiple use limit described in
                           Section 7.6 hereof.

                  6.4 QUALIFIED NONELECTIVE AND QUALIFIED MATCHING
CONTRIBUTIONS.

                  A Participating Company may make qualified nonelective contributions and qualified matching contributions to the Plan for any Plan Year in an amount determined by the Company from time to time. The contributions, if any, shall be allocated to the Accounts of some or all of the Participants who are non-Highly Compensated Employees in such manner as the Company shall designate at the time any such contributions are made to the Plan.

                  6.5 PAYMENT TO TRUSTEE.

                  The Participating Companies shall make the contributions specified in Sections 6.1, 6.3 and 6.4 hereof to the Trustee not later than the last day upon which the Participating Company may make a contribution under this Plan and secure under the Code a deduction of such contributions in the computation of its Federal income taxes for the Taxable Year for which such contributions are made. Nothing contained herein shall preclude a Participating Company from making more than one profit sharing or matching contribution to the Plan for any Plan Year provided that the last of such contributions is made by the date set forth above.

                                      6-4

                  6.6 CREDITING TO ACCOUNTS.

                  Any amounts or Shares contributed by a Participating Company pursuant to this Article shall be held by the Trustee as a part of the Trust Fund created under this Plan and shall be specifically allocated to the following Accounts:

                  (a) a profit sharing contribution or discretionary contribution, made pursuant to Section 6.1 hereof, shall be allocated to the Participant's Profit Sharing Account;

                  (b) a matching contribution, made pursuant to Section 6.3 hereof, shall be allocated to the Participant's Match Account;

                  (c) a qualified nonelective contribution, made pursuant to Section 6.4 hereof, shall be allocated to the Participant's Qualified Nonelective Account;

                  (d)      a qualified matching contribution, made pursuant to
                           Section 6.4 hereof, shall be allocated to the Participant's Qualified Match Account;

for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Plan. Profit sharing and matching contributions shall be subject to the vesting schedule described in
Section 2.48 hereof; qualified nonelective contributions and qualified matching contributions shall be immediately one hundred percent (100%) vested and nonforfeitable.

                  6.7 CORRECTION OF ALLOCATION ERRORS.

                  If, after the Participating Companies' contributions have been made and allocated, it should appear that, through oversight or a mistake of fact or law or otherwise, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contribution, received no allocation or received an allocation which was less than he should have received, the Company may, at its election and in lieu of reallocating such contribution, make a special make-up contribution to the Account of such Participant in an amount which shall be sufficient to provide for him the same allocation to his Account as he

                                      6-5
should have received. Similarly, if a Participant received an allocation which exceeded the amount he should have received (or an Employee was inappropriately included in the Plan), the Company, at its election, may reallocate such contribution, offset other Participating Company contributions against such allocation or use such allocation to pay Plan expenses.

                  6.8 EMPLOYER CONTRIBUTIONS UPON RETURN FROM MILITARY SERVICE.

                  In the event that a Participant returns to employment with a Participating Company or any Affiliate immediately following a leave of absence due to Military Service, any profit sharing contribution or discretionary contribution which would have been made on behalf of such Participant, had he not been on such leave of absence, shall be made on his behalf and allocated to his Profit Sharing Account. Any such allocation shall be calculated using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced. In addition to the foregoing, in the event that a Participant returns to employment with a Participating Company or any Affiliate immediately following a leave of absence due to Military Service, any matching contribution related to the catch-up pre-tax contributions described in Section 4.7 hereof shall be made on such Participant's behalf.

                                      6-6

                                       7.

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
                  --------------------------------------------

                  7.1 EFFECTIVE DATE OF ARTICLE 7.

                  Notwithstanding anything contained in this Article to the contrary, the provisions of this Article shall be effective on and after January 1, 1997.

                  7.2 CONTRIBUTIONS ARE SUBJECT TO LIMITATIONS.

                  The amount and allocation of contributions and the allocation of forfeitures under this Plan shall be subject to several limitations. Those limitations shall be as follows:

                  (a) pre-tax contributions made to the Plan pursuant to a Participant's deferral election under Article 4 of the Plan shall be subject to the individual dollar limit described in Section 7.3 hereof;

                  (b) pre-tax contributions made to the Plan pursuant to a Participant's deferral election under Article 4 of the Plan (plus matching contributions made to the Plan pursuant to Section 6.3 hereof, plus special contributions allocated to a Participant's Match Account pursuant to Section 6.4 hereof if aggregation of such amounts for this purpose is elected by the Company) shall be subject to the Deferral Percentage limit set forth in Section 7.4 hereof;

                  (c) matching contributions made to the Plan shall be subject to the Contribution Percentage limit set forth in Section 7.5 hereof, separately (except as otherwise provided in said Section 7.5) from amounts deferred pursuant to Section 4.1 hereof;

                  (d) the contributions described in paragraphs (b) and (c) above shall be subject to the limit on "multiple use" set forth in Section 7.6 hereof;

                  (e)      all contributions made pursuant to Article 4 and
                           Article 6 of the Plan shall, in the aggregate, be subject to the deductibility limit set forth in
                           Section 7.7 hereof; and

                  (f) The allocation of all of the foregoing contributions and the allocation of all forfeitures shall, in the aggregate, be subject to the limitation on Annual Additions set forth in Article 19 hereof.

                  For purposes of this Article the rules and procedures set forth below in this Section shall apply:



                                      7-1

                  (1) for purposes of determining a Participant's Deferral and Contribution Percentages pursuant to Sections 7.3 and 7.4 hereof, all elective contributions (or employee and matching contributions, as appropriate) that are made under two (2) or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code shall be treated as made under a single plan.

                  (2) if two (2) or more plans are permissively aggregated for purposes of Section 401(k) or 401(m) of the Code, the aggregated plans shall also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

                  (3) the Contribution Percentage of any Highly Compensated Employee shall be determined by treating all plans maintained by the Participating Companies or any Affiliate that are subject to Section 401(k) or 401(m) of the Code (other than those that may not be permissively aggregated) as a single plan.

                  7.3 THE DOLLAR LIMIT.

                  The amount of the Participating Company contribution under
Article 4 of the Plan with respect to the taxable year of a Participant made pursuant to a Participant's deferral election plus similar amounts contributed on a similar basis by any other employer (whether or not related to a Participating Company) required by law to be aggregated with such contributions under this Plan shall not exceed Nine Thousand Five Hundred Dollars ($9,500.00) plus any increase for cost-of-living after the Restatement Date as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code. In the event that the contributions pursuant to Section 4.1 of the Plan for a Participant's taxable year exceed such limit, the excess contributions together with any earnings allocable to such excess contributions shall be refunded to the Participant by the April 15th next following the close of such taxable year. The amount of any such refund shall be debited to the Participant's Pre-Tax Account.

                  In the event that the Plan Administrator shall receive notice from a Participant by the March 1 next following the close of a Participant's taxable year that the contributions on



                                      7-2
behalf of the Participant under Section 4.1 hereof together with similar contributions under plans of other employers shall have exceeded such limit, the Plan Administrator shall cause the amount of excess contributions specified by the Participant together with any earnings allocable to such excess contributions to be refunded to the Participant by the April 15th next following the receipt of such notice. The amount of any such refund shall be debited to the Participant's Pre-Tax Account.

                  7.4 DEFERRAL PERCENTAGE LIMIT.

                  The contributions made for a Plan Year pursuant to an Active Participant's deferral election under Section 4.1 hereof shall be limited so that the average Deferral Percentage for the Active Participants who are Highly Compensated Employees shall not exceed an amount determined based upon the average Deferral Percentage for the Active Participants who are not Highly Compensated Employees, as follows:

                            (A)                                                (B)

              AVERAGE DEFERRAL PERCENTAGE FOR                     LIMIT ON AVERAGE DEFERRAL

              ACTIVE PARTICIPANTS WHO ARE NOT                     PERCENTAGE FOR HIGHLY COMPENSATED

              HIGHLY COMPENSATED                                  ACTIVE PARTICIPANTS
              ------------------                                  -------------------
                Less than 2%                                      2 times Column A

                2% or more but less than 8%                       Column (A) plus 2%

                8% or more                                        1.25 times Column (A)

                  The Company may elect to apply the provisions of this Section by using the average Deferral Percentages for Participants who are not Highly Compensated Employees on the basis of the current Plan Year rather than the preceding Plan Year in accordance with Section 401(k)(3)(A) of the Code; provided, however, that such election by the Company may not be



                                      7-3
changed except with respect to the Plan Year ending December 31, 2000 and, thereafter, in situations described by, or as otherwise provided by, the Secretary of the Treasury.

                  7.5 CONTRIBUTION PERCENTAGE LIMIT.

                  The contributions made for a Plan Year as qualified nonelective contributions and qualified matching contributions pursuant to
Article 6 hereof which are not used to satisfy the average Deferral Percentage test set forth in Section 7.4 above shall be limited so that the average Contribution Percentage for the Active Participants who are Highly Compensated Employees shall not exceed an amount determined based upon the average Contribution Percentage for the Active Participants who are not Highly Compensated Employees in accordance with the table set forth in Section 7.4 hereof.

                  The Company may elect to apply the provisions of this Section by using the Average Contribution Percentages for Participants who are not Highly Compensated Employees on the basis of the current Plan Year rather than the preceding Plan Year in accordance with Section 401(m)(2)(A) of the Code; provided, however, that such election by the Company may not be changed except with respect to the Plan Year ending December 31, 2000 and, thereafter, in situations described by, or as otherwise provided by, the Secretary of the Treasury.

                  7.6 MULTIPLE USE LIMIT.

                  If both the average Deferral Percentage and the average Contribution Percentage of the Active Participants who are Highly Compensated Employees exceeds one and twenty-five hundredths (1.25) multiplied by the corresponding average Deferral Percentage or average Contribution Percentage of the Active Participants who are not Highly Compensated Employees, then either:

                  (a) the pre-tax contributions made for a Plan Year pursuant to a Participant's deferral election under
                           Section 4.1, plus the matching contributions made for such Plan Year shall be limited so that the sum of the average Deferral



                                      7-4

                           Percentage and the average Contribution Percentage for the Active Participants who are Highly Compensated Employees does not exceed the "Aggregate Limit;" or

                  (b) a Participating Company may make qualified nonelective contributions and qualified matching contributions to the Plan pursuant to Section 6.4 hereof so as to enable the average Deferral Percentage or the average Contribution Percentage, or both, of the Active Participants who are Highly Compensated Employees not to exceed one and twenty-five hundredths (1.25) multiplied by the corresponding average Deferral Percentage or average Contribution Percentage of the Active Participants who are not Highly Compensated Employees for the Plan Year.

                  7.7 DEDUCTIBILITY LIMIT.

                  In no event shall the amount of all contributions by a Participating Company pursuant to Article 6 hereof, together with all amounts contributed by such Participating Company to the Trustee pursuant to Participants' elections under Section 4.1 hereof, exceed the maximum amount allowable as a deduction under Section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carry forward allowable under said Section 404(a)(3). This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in
Article 18 for any Plan Year in which this Plan is top-heavy. Nor shall this limitation apply to contributions which may be required in order to recredit the Account of any rehired Participant whose Account is to be recredited with previously forfeited amounts as described in Section 12.5 hereof.

                  7.8 DISTRIBUTION OF EXCESS CONTRIBUTIONS.

                  In the event that the limitations set forth in Sections 7.2, 7.3, 7.4 or 7.5 shall be exceeded, the Plan Administrator may, in addition to or in lieu of making qualified nonelective contributions or qualified matching contributions to the Plan pursuant to Section 6.4 hereof, take action to reduce future contributions made pursuant to Section 4.1 and Article 6 hereof as appropriate. Such reduction may include a reduction in the future rate of pre-tax contributions



                                      7-5
pursuant to Section 4.1 hereof of any Active Participant who is a Highly Compensated Employee pursuant to any legally permissible procedure. In the event that such action shall fail to prevent the excess, prior contributions made pursuant to Section 4.1 hereof, plus any income and minus any losses allocable thereto to the date of distribution, shall be distributed to the affected Participants who are Highly Compensated Employees no later than two and one-half (2-1/2) months following the end of the Plan Year in which such contributions were made. Under the law in effect as of the Restatement Date, if such excess amounts are not distributed within said two and one-half (2-1/2) month period, as required by the Code a ten percent (10%) excise tax on such excess amount shall be imposed on the Participating Company employing such Highly Compensated Employees.

                  In the event of a distribution of pre-tax contributions, any Participating Company matching contribution related to such distributed pre-tax contribution shall be returned to the Participating Company or shall be used to reduce Participating Company matching contributions for other Participants, as the Company shall elect, and the Match Account of such Participant shall be debited with the amount of such returned or reallocated distribution.

                  In the event that distributions must be made in order to bring the Plan into compliance with Section 7.4, 7.5 or 7.6 hereof, the Plan Administrator shall reduce the dollar amount of deferrals of Participants who are Highly Compensated Employees in descending order, beginning with the Highly Compensated Employee(s) with the highest total deferral until such limitations have been satisfied to the extent required by law. Any adjustments made in Pre-Tax Accounts of Participants who are Highly Compensated Employees shall be made in a uniform manner for similarly situated Participants.


                                      7-6

                  Any Participant whose deferral amount is reduced pursuant to this Section for any Plan Year shall have the portion of the amounts contributed pursuant to Section 4.1 hereof for such Plan Year which exceeds such reduced amount adjusted by any income or losses allocable to such excess contributions during such Plan Year distributed to him within two and one-half (2 1/2) months after the end of the Plan Year in which such contributions were made. Under the law in effect as of the Restatement Date, if such excess amounts are not distributed within said two and one-half (2 1/2) month period, as required by the Code, a ten percent (10%) excise tax on such excess amount shall be imposed on the Participating Company employing such Highly Compensated Employees.

                  For purposes of adjusting excess contributions to take into account income and losses during the Plan Year, the income or loss shall be allocated in accordance with the procedures for the allocation of income and loss as set forth in Article 9 hereof. In the event that the Contribution Percentage of any Highly Compensated Employee(s) must be reduced in order to bring the Plan into compliance with Section 7.6 hereof, the same procedure as is set forth above for reducing Participants' deferrals shall apply in reducing their Contribution Percentages. Any adjustments made in Pre-Tax or Match Accounts shall be made in a uniform manner for similarly situated Participants.

                  7.9 DEFINITIONS AND SPECIAL RULES.

                  For purposes of this Article, the following definitions and special rules shall apply:

                  (a) The "Deferral Percentage" for an active Participant for any Plan Year shall equal the total of the contributions made on his behalf for such Plan Year pursuant to Article 4 hereof plus, to the extent the Company shall elect, all or a portion of the qualified nonelective contributions and qualified matching contributions made on his behalf pursuant to
                           Article 6 hereof as a percentage of his Testing Compensation for such Plan Year.

                                      7-7

                  (b) The "Contribution Percentage" for an active Participant for any Plan Year shall equal the Participating Company matching contributions made on his behalf for a Plan Year under Article 6 hereof and qualified nonelective and qualified matching contributions pursuant to Article 6 hereof which are not used to satisfy the average Deferral Percentage test set forth in Section 7.4 hereof as a percentage of his Testing Compensation for such Plan Year. The Plan Administrator, in its sole discretion exercised pursuant to regulations issued under Section 401(m)(9)(B) of the Code, may direct that the "Contribution Percentage" include the contributions made on behalf of a Participant pursuant to Article 4 hereof.

                  (c) The "Applicable Average Deferral Percentage" shall mean the average of the Deferral Percentages calculated pursuant to paragraph (a) above for the preceding Plan Year or, if the Participating Company elects, in accordance with Section 401(k)(3)(A) of the Code, the current Plan Year.

                  (d) The "Applicable Average Contribution Percentage" shall mean the average of the Contribution Percentages calculated pursuant to paragraph (b) above for the preceding Plan Year or, if the Participating Company elects, in accordance with
                           Section 401(m)(2)(A) of the Code, the current Plan Year.

                  (e) The "Aggregate Limit" is equal to the greater of (1) and (2) below where:

                           (1)      equals the sum of:

                                    (A)      1.25 times the greater of the
                                             Applicable Average Deferral
                                             Percentage or the Applicable
                                             Average Contribution Percentage for
                                             the non-Highly Compensated
                                             Employees; and

                                    (B)      two percentage points plus the
                                             lesser of the Applicable Average
                                             Deferral Percentage or the
                                             Applicable Average Contribution
                                             Percentage for the non-Highly
                                             Compensated Employees. In no event,
                                             however, shall this amount exceed
                                             twice the lesser of the Applicable
                                             Average Deferral Percentage or the
                                             Applicable Average Contribution
                                             Percentage for the non-Highly
                                             Compensated Employees; and

                           (2)      equals the sum of:

                                    (A)      1.25 times the lesser of the
                                             Applicable Average Deferral
                                             Percentage or the Applicable
                                             Average Contribution Percentage for
                                             the non-Highly Compensated
                                             Employees; and



                                      7-8

                                    (B)      two percentage points plus the
                                             greater of the Applicable Average
                                             Deferral Percentage or the
                                             Applicable Average Contribution
                                             Percentage for the non-Highly
                                             Compensated Employees. In no event,
                                             however, shall this amount exceed
                                             twice the greater of the Applicable
                                             Average Deferral Percentage or the
                                             Applicable Average Contribution
                                             Percentage for the non-Highly
                                             Compensated Employees.


                                      7-9

                                       8.

                  INVESTMENT FUNDS AND DIRECTION OF INVESTMENT
                  --------------------------------------------

                  8.1 PERMITTED INVESTMENTS.

                  The Company may direct that Participants, former Participants and Beneficiaries be permitted to direct the investment of all or certain of their Accounts under the Plan in such media, whether limited or unlimited, as shall be designated by the Company, from time to time, subject to the limitations hereinafter set forth in this Article. Any direction of the Company, pursuant to this Section, shall apply to all Participants, former Participants and Beneficiaries in a uniform and nondiscriminatory manner. In the event the Company directs that Participants, former Participants and Beneficiaries be permitted to direct the investment of certain of their Accounts, the Company shall notify the Participants, former Participants and Beneficiaries of such fact. If the Company shall determine that the Plan should comply with the provisions of Section 404(c) of ERISA insofar as is practical, it shall direct that appropriate steps be taken in furtherance thereof.

                  8.2 INVESTMENT FUNDS.

                  The investment funds which may be selected by the Company shall include, but not be limited to, the following:

                  (a)      money market funds;

                  (b)      mutual funds;

                  (c)      equity funds;

                  (d)      fixed income funds;

                  (e)      any pooled investment fund established by a bank;

                  (f)      any insurance company's general account; and

                  (g) any special account established and maintained by any insurance company.



                                      8-1

The Company shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the funds provided hereunder from time to time, except that if individual direction of investments is permitted, and if compliance with Section 404(c) is to be pursued, the number of such funds shall not be less than three
(3), and of the funds selected, at least three (3) shall be diversified and have materially different risk and return characteristics, as determined by the Company.

                  8.3 DIRECTED BROKERAGE ACCOUNT.

                  The Company also may permit Participants, former Participants and Beneficiaries to establish Directed Brokerage Accounts with one or more brokerage firms selected by the Company in which the Participant, former Participant or Beneficiary may direct the investment of a portion or all of his Accounts. As of the Restatement Date, the Plan does not provide for any Directed Brokerage Account for any Participant. Unless and until the Company expressly and explicitly activates the Directed Brokerage Account provisions of this Plan and the Trust, if ever, no Directed Brokerage Account shall be available to any Participant or other person under this Plan. The Plan Administrator may prescribe rules for the establishment and maintenance of such Directed Brokerage Accounts pursuant to its powers and duties under Section 16.1 of the Plan and may restrict such Directed Brokerage Account option to those Participants, former Participants and Beneficiaries who transfer certain prescribed minimum dollar amounts to establish their Directed Brokerage Accounts. The Plan Administrator may, from time to time, set caps with respect to the maximum portion of a Participant's, former Participant's or Beneficiary's Account which may be invested in a Directed Brokerage Account. Currently, the Plan Administrator has determined said cap to be fifty percent (50%). In addition, the Plan Administrator may determine, on a uniform and nondiscriminatory basis, certain Directed



                                      8-2

Brokerage Account investment options that are prohibited, including, but not limited, to the investment of such Account in Shares of Company stock.

                  Directed Brokerage Account fees and expenses, including fees for establishing and maintaining such Directed Brokerage Accounts and brokerage commissions charged in connection with investment transactions shall be deducted from the Directed Brokerage Account of the Participant, former Participant or Beneficiary establishing or maintaining the Directed Brokerage Account or directing or authorizing the investment transaction.
                  A Participant, former Participant or Beneficiary shall have the following rights and privileges with respect to his Directed Brokerage
Account:

                  (a) to invest and reinvest the principal and income of his Account in the designated investment alternatives identified in The Retirement Plan of Pioneer-Standard Electronics, Inc. II Trust Agreement; and

                  (b) to exercise voting, tender and similar rights appurtenant to the Participant's, former Participant's or Beneficiary's ownership interest in a designated investment alternative as provided in The Retirement Plan of Pioneer-Standard Electronics, Inc. II Trust Agreement.

                  8.4 PROCEDURES FOR DIRECTION OF INVESTMENT.

                  A Participant, former Participant or Beneficiary shall, by appropriate direction to the Plan Administrator. Trustee or other identified Plan fiduciary who is obligated to comply with such instructions, direct the investment of amounts contributed on his behalf in the investment funds described in Section 8.2 and in such other funds as may be established by the Company hereunder and (subject to any eligibility criteria for participation therein) in any Directed Brokerage Account established pursuant to Section 8.3 hereof. Any such individual's investment selections shall be made either in writing, telephonically or electronically, in accordance with such uniform and nondiscriminatory rules as are established by the Plan



                                      8-3

Administrator from time to time in its sole discretion, including rules requiring that investment selection be made in percentage increments.

                  Notwithstanding anything to the contrary in this Article, the Company, Plan Administrator and Trustee may decline to follow any investment direction which, if implemented:

                  (a)      would not be in accordance with the Plan documents;

                  (b) would cause the indicia of ownership of Plan assets to be maintained outside the jurisdiction of the United States District Courts;

                  (c)      would jeopardize this Plan's tax-qualified status;

                  (d) could result in a loss in excess of the balance of the Participant's, former Participant's, or Beneficiary's Accounts;

                  (e)      would cause this Plan to engage in:

                           (1) a sale or exchange with a Participating Company or Affiliate (except as with respect to certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR Section 2550.404c-1(d)
                                    (2)(ii)(E)(4));

                           (2)      a lease between this Plan and a
                                    Participating Company or Affiliate or a loan to a Participating Company or Affiliate;

                           (3) acquisition or sale of real property of a Participating Company or Affiliate; or

                           (4) acquisition or sale of securities of a Participating Company or Affiliate other than certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR Section 2550.404c-1(d)(2)(ii)(E)(4);

                  (f) would result in a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or

                  (g)      would generate income taxable to this Plan.

                  8.5 FAILURE TO PROVIDE INVESTMENT DIRECTIONS.



                                      8-4

                  In the event that a Participant, former Participant or Beneficiary does not direct the investment of amounts credited to his Accounts or if any of the Accounts of a Participant, former Participant or Beneficiary are entitled to receive proceeds from a class action lawsuit or to receive other amounts where subsequent to accruing but prior to receiving such right or interest, all amounts in the Accounts of the Participant, former Participant or Beneficiary have been distributed, such amounts shall be invested in a default investment fund selected by the Company or, in the absence of such a fund, in accordance with the direction of the Plan Administrator. As of the Restatement Date, such default fund is the American Express Trust Income Fund II.

                  8.6 CHANGE OF DIRECTION OF INVESTMENT.

                  All directions as to the investment of his Accounts by Participants, former Participants and Beneficiaries shall be deemed to be continuing directions until they shall have been changed. A Participant, former Participant or Beneficiary may change his direction of investment at such times and upon such notice as the Plan Administrator, from time to time, may require. Each Participant, former Participant or Beneficiary shall indicate whether any change in investment direction shall apply only to contributions made to this Plan on his behalf following such change or whether such change shall also operate to change the investment of amounts already credited to his Accounts. If a procedure for daily change of investment is offered by the Plan Administrator, such direction of investment may be changed on a daily basis, such change generally to be effective as of the day of change, but subject to reasonable administrative delays. Except for eligibility rules applicable to establishment or maintenance of a Directed Brokerage Account, rules established by the Plan Administrator pursuant to this Section shall apply to all Participants, former Participants and Beneficiaries in a uniform and nondiscriminatory manner.

                  8.7 TRANSFER OF FUNDS BETWEEN INVESTMENT OPTIONS.



                                      8-5

                  If a Participant, former Participant or Beneficiary has made a proper change of investment direction pursuant to Section 8.6 hereof with respect to amounts already credited to his Accounts, the Trustee shall transfer amounts from one investment fund to another to accomplish such change of investment.

                  8.8 VALUATION OF INVESTMENT FUNDS.

                  Any investment fund and Directed Brokerage Account established pursuant to this Article shall be valued and adjusted according to the procedures set forth in Article 9 hereof as a separate Trust Fund. It is intended that this Section operate to adjust each investment fund and Directed Brokerage Account to reflect all income and changes in value attributable to each such investment fund and Directed Brokerage Account, along with contributions received and distributions made as of any Valuation Date.

                  8.9 COMPANY STOCK FUND.

                  At the direction of the Company, the Trustee shall establish and maintain a Company Stock Fund within the Trust Fund. If established, such Fund shall be an investment fund as described in Section 8.2 hereof. The assets of the Company Stock Fund shall be invested principally in Shares. Such Shares shall be purchased by the Trustee regularly on the open market, or in privately negotiated transactions, including purchases directly from the Company, any Affiliate or The Pioneer Stock Benefit Trust, in accordance with the direction of the Committee, at prices not higher than the fair market value of the Shares on the date of sale. In addition, Shares may be contributed to the Trust Fund by the Company or from The Pioneer Stock Benefit Trust. Sales of Shares will also be made in the open market or in privately negotiated transactions at prices not lower than the fair market value of the Shares on the date of sale. The Trustee, or its designated agent, may limit the daily volume of purchases and sales to




                                      8-6
the extent it believes it will be in the best interests of Participants to do so. All Shares held in the Company Stock Fund shall be held in the name of the Trustee or its nominee.

                  Notwithstanding the foregoing provisions of this Section, the Company Stock Fund shall be invested in Shares only while Shares constitute "qualifying employer securities," as such term is defined in Section 4975 of the Code and Section 407(d) of ERISA. Subject to the foregoing provisions of this paragraph, at any time, such investment in Shares by the Company Stock Fund may constitute more than ten percent (10%) and as much as one hundred percent (100%) of the fair market value of the assets of any Participant's Accounts or of the entire Plan.

                  8.10 VOTING RIGHTS OF SHARES.

                  Unless the Committee advises the Trustee that the Participants, former Participants and Beneficiaries shall have the power to direct the Trustee on how to vote any Shares allocated to their Accounts with respect to a matter as to which a holder of record of Shares has the right to vote, the Trustee shall vote the Shares allocated to such Accounts or in the Company Stock Fund only in accordance with the directions of the Committee. In the event that the Committee advises the Trustee that the Participants, former Participants and Beneficiaries shall have the power to direct to direct the Trustee on how to vote any Shares allocated to their Accounts, the following rules and procedures shall apply:

                  (a) As to each matter for which the Committee has advised the Trustee that the Participants, former Participants and Beneficiaries shall have the power to direct to direct the Trustee on how to vote any Shares allocated to their Accounts, each Participant, former Participant or Beneficiary to whose Account Shares have been allocated is, for purposes of such vote, hereby designated as a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA with respect to the Shares allocated to his Account and to a pro rata portion of Shares which are allocated to Participants' (or former Participants' or Beneficiaries') Accounts but for which no instructions were timely received by the Trustee and to a pro rata portion of any Shares held in the Company Stock Fund but which have not been allocated to an Account of a Participant, former Participant or Beneficiary.



                                      8-7

                  (b) If the Participant, former Participant or Beneficiary timely directs the Trustee with respect to the voting of Shares allocated to his Accounts, the Trustee shall exercise the right to vote such Shares in accordance with such direction.

                  (c) The Trustee shall vote both the allocated Shares for which it has not received direction, as well as any unallocated Shares, in the same proportion as directed Shares are voted. The Trustee may, however, in the good faith exercise of its fiduciary responsibility, disregard the direction as to unallocated Shares and allocated Shares as to which no directions were timely received by the Trustee and vote such Shares in its discretion.

                  (d) The Company shall assist the Trustee in furnishing Participants, former Participants and Beneficiaries having voting rights with respect to the Shares allocated to their Accounts with proxy materials, notices and information statements at the time voting rights are to be exercised. In general, such materials shall be the same as those provided to the Company's shareholders.

                  8.11 TENDER OR EXCHANGE OFFER FOR SHARES.

                  The provisions of this Section shall apply in the event that a tender or exchange offer, including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, for Shares is commenced by a person or persons. Unless the Committee advises the Trustee that the Participants, former Participants and Beneficiaries shall have the power to direct the Trustee on whether to tender or exchange any Shares allocated to their Accounts in connection with a tender offer or exchange offer for Shares, the Trustee shall tender or exchange the Shares allocated to such Accounts or held in the Company Stock Fund only in accordance with the directions of the Committee. If the Committee advises the Trustee that the Participants, former Participants and Beneficiaries shall have the power to direct the Trustee on whether to tender or exchange any Shares allocated their Accounts in connection with a tender offer or exchange offer for Shares, the Trustee shall have no discretion or authority to sell, exchange or transfer any of such Shares pursuant to any tender



                                      8-8
offer or exchange offer except to the extent, and only to the extent, as provided under the following rules and procedures:

                  (a) Each Participant, former Participant or Beneficiary is, for purposes of any tender offer or exchange offer as to which the Committee has advised the Trustee that each Participant, former Participant and Beneficiary to whose Account Shares have been allocated shall have the power to direct the Trustee on whether to tender or exchange any Shares allocated to his Accounts, hereby designated as a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA with respect to the Shares allocated to his Account and to a pro rata portion of any Shares held in the Company Stock Fund but which have not been allocated to an Account of a Participant, former Participant or Beneficiary.

                  (b) Participants, former Participants and Beneficiaries shall have the right, to the extent of the number of whole Shares allocated to such Account, to direct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer. If the Participant, former Participant or Beneficiary timely directs the Trustee with respect to the tender or exchange of Shares held in his Accounts, the Trustee shall respond as directed with respect to such Shares. If the Trustee shall not receive timely instructions from a Participant, former Participant or Beneficiary as to the manner in which to respond to such tender offer or exchange offer, the Trustee shall not tender or exchange any Shares with respect to which such Participant, former Participant or Beneficiary has the right of direction [except as it may be directed by the Committee], and the Trustee shall have no discretion in such matter.

                  (c) Unallocated Shares and fractional Shares allocated to Accounts shall be tendered or exchanged by the Trustee in the same proportion it tenders or exchanges the Shares with respect to which Participants, former Participants or Beneficiaries have the right of direction, and the Trustee shall have no discretion in such matter.

                  (d) The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant, former Participant or Beneficiary such information as will be distributed to shareholders of the Company in connection with such tender offer or exchange offer.

                  8.12 CONFIDENTIALITY REGARDING INSTRUCTIONS RECEIVED BY
TRUSTEE.

                  In order to protect the confidentiality of the votes or other directions of individual Participants, former Participants or Beneficiaries pursuant to Sections 8.10 and 8.11 hereof, the Plan Administrator shall establish a procedure for tallying and recording such votes and



                                      8-9
directions which will protect such confidentiality to the extent reasonably practicable under the circumstances. The Trustee shall appoint an independent fiduciary for the Plan to carry out certain activities with respect to Shares for any matters (such as tender offers, exchange offers and contested Board elections) for which he believes such appointment appropriate in order to protect such confidentiality.

                  8.13 SALES OF SHARES PROHIBITED IF REGISTRATION OR QUALIFICATION REQUIRED.

                  In no event shall any acquisition or sale of Shares pursuant to the Plan be consummated if, in the opinion of counsel for the Company, such acquisition or sale could result in the loss by the Company or the Plan of its exemption from applicable registration and/or qualification requirements of federal or state securities laws. The foregoing sentence shall, however, be inapplicable if and to the extent such acquisition or sale is required to preserve the qualification of the Plan under Section 401 or, to the extent applicable, 409 of the Code or to the extent such acquisition or sale is directed in writing by the Plan Administrator. In the event an acquisition or disposition of Shares is made under circumstances which require the registration and/or qualification of the Shares under applicable federal or state securities laws, then the Company shall take or cause to be taken any and all actions as may be necessary or appropriate to effect such registration or qualification.

                  8.14 LIMITATION ON INSIDERS' INTERESTS IN SHARES.

                  Notwithstanding anything in the Plan to the contrary, but subject to any applicable qualification requirements under Section 401 and, to the extent applicable, 409 of the Code, the Board of Directors of the Company shall have authority to adopt and implement administrative rules and regulations relating to the investment of the assets held in the accounts of Participants who are insiders (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder), including, without limitation, such rules and regulations as



                                      8-10
the Plan Administrator or Company deems necessary or appropriate in order for insiders' participation in the Plan to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, or any successor or similar rule.

                  8.15 INTERIM INVESTMENTS.

                  Pending investment in Shares pursuant to Section 8.9, the Trustee may invest and reinvest any monies received by it in short-term money market investments including short-term corporate, individual or government obligations, whether secured or unsecured, time or savings deposits of the Trustee or any parent or Affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may, but need not be, guaranteed by the Federal Deposit Insurance Corporation, or in shares of any Regulated Investment Company, in units of any common trust fund or in partnership interests of any partnership which Regulated Investment Company, common trust fund or partnership invests in such short-term money market instruments and deposits.



                                      8-11

                                       9.

                                    ACCOUNTS
                                    --------

                  9.1 DESIGNATION OF DIFFERENT ACCOUNTS.

                  Accounts being maintained under the Plan immediately prior to the Restatement Date shall continue to be maintained under the Plan as amended and restated herein, and shall be credited, debited and adjusted as provided in this Plan. Such Accounts shall be categorized, as of the Restatement Date and thereafter, as follows:

                  (a) if such Account had been credited with employee elective (salary deferral) contributions, such Account shall be deemed to be a Pre-Tax Account;

                  (b) if such Account had been credited with employer profit sharing contributions, such Account shall be deemed to be a Profit Sharing Account;

                  (c) if such Account had been credited with employer matching contributions, such Account shall be deemed to be a Match Account; and

                  (d) if such Account had been credited with amounts transferred from another tax qualified retirement plan, such Account shall be deemed to be a Rollover Account.

                  9.2 ESTABLISHMENT OF ACCOUNTS.

                  Upon an Employee's becoming a Participant, the Plan Administrator shall notify the Trustee and provide the Trustee with such information concerning said Participant as the Trustee may require. Upon being notified by the Plan Administrator that an Employee has become a Participant, the Trustee shall establish a Profit Sharing Account in the name of such Participant. At such time as a Participant makes a pre-tax contribution pursuant to Section 4.1 hereof, the Trustee shall establish a Pre-Tax Account and Match Account on behalf of such Participant. At such time as a qualified nonelective contribution or qualified matching contribution is made on behalf of a Participant pursuant to Section 6.4 hereof, the Trustee shall establish a Qualified Nonelective Account or a Qualified Match Account, as appropriate, on


                                      9-1
behalf of such Participant. At such time as a Participant has amounts transferred to this Plan pursuant to Article 20 hereof, the Trustee shall establish a Rollover Account on behalf of such Participant.

                  9.3 CREDITS AND DEBITS TO ACCOUNTS.

                  The said Accounts shall be credited with contributions in the amounts specified in Articles 4 and 6 hereof, shall be credited or debited with the income, gains or losses of the Trust Fund pursuant to this Article, and shall be debited with the amount of any withdrawals or distributions made from such Accounts pursuant to Article 10, 11, 12, 13 or 14 hereof. All such credits and debits to the Accounts of a Participant shall be made as of the dates specified in the appropriate Sections of this Plan.

                  9.4 VALUATION OF ASSETS.

                  As of each Valuation Date and on such other dates as the Plan Administrator, in its sole discretion, may designate pursuant to Section 9.6 hereof, the Trustee shall evaluate all assets of the Trust Fund. The Trustee shall use the fair market values of securities or other assets in making said determination. The Trustee shall then subtract from the total value of the assets of said Trust Fund the total of all Accounts as of said Valuation Date. Each such Account shall be credited with that portion of the excess of the value of the assets over the total of all such Accounts which bears the same relationship to the total of such excess as (a) bears to (b), where:

                  (a)      equals the amount credited to said Account; and

                  (b)      equals the total amounts credited to all Accounts.

The amount credited to each Account shall be reduced in similar proportion in the event the total of all Accounts as of said date exceeds the total value of all assets of the Trust Fund as of said Valuation Date. It is intended that this paragraph operate to distribute among all such Accounts in the Trust, all income of the Trust Fund and changes in the value of the Trust Fund's assets, as



                                      9-2
the case may be. The Plan Administrator and the Trustee may adopt such rules as they deem appropriate to credit pre-tax contributions and matching contributions or other contributions which were received periodically through the valuation period with an appropriate percentage of the income, gains and losses of the Trust Fund's assets.

                  Notwithstanding the foregoing provisions of this Section, if the assets of the Trust Fund are invested either with an institutional Trustee or with an Investment Manager or other professional money manager which maintains a procedure for allocating investment earnings and losses to Accounts utilizing the fair market value of assets, the Trustee may direct that such method be used in lieu of the procedures hereinbefore described.

                  9.5 VALUATION OF INVESTMENT FUNDS.

                  If separate investment funds have been established under
Article 8 hereof, the Trustee shall proceed as described in Section 9.4 above but on an investment fund by investment fund basis. It is intended that this Section operate to distribute among all Accounts invested in a particular investment fund all income of such fund allocable to the Trust and changes in the value of the fund's assets, as the case may be. The adjustments in the amounts credited to such Accounts shall be deemed to have been made as of said Valuation Date.

                  Notwithstanding the foregoing provisions of this Section, if the assets of the Trust Fund are invested either with an institutional Trustee or with an Investment Manager or other professional money manager which maintains a procedure for allocating investment earnings and losses to Accounts utilizing the fair market value of assets, the Trustee may direct that such method be used in lieu of the procedures hereinbefore described.

                  9.6 INTERIM VALUATION OF ASSETS.

                  In addition to or in lieu of the Valuation Dates set forth in
Section 9.4 hereof, the Plan Administrator, in its sole discretion, may instruct the Trustee to make an interim valuation



                                      9-3
of assets of the Trust Fund. In exercising its discretion as to whether to instruct the Trustee to evaluate the assets of the Trust Fund, the Plan Administrator shall consider the following factors:

                  (a)      the expense of any such interim valuation;

                  (b) the length of time involved in making any such interim valuation and the resulting delay in making any distributions from the Trust Fund;

                  (c) the magnitude of the estimated change in the value of the assets of the Trust Fund; and

                  (d) the size of any distribution or distributions involved.

                  Upon instruction by the Plan Administrator, the Trustee shall evaluate the assets of the Trust Fund and adjust all the Accounts of the Plan in accordance with the methods and procedures contained in Section 9.4 or 9.5 hereof as of the date specified by the Plan Administrator.

                                      9-4

                                      10.

                HARDSHIP DISTRIBUTIONS AND IN-SERVICE WITHDRAWALS
                -------------------------------------------------

                  10.1 HARDSHIP DISTRIBUTIONS.

                  Subject to uniform rules and procedures as the Plan Administrator may prescribe, in case of hardship, a Participant may apply to the Plan Administrator for a hardship distribution. For purposes of this Section, a distribution shall be on account of hardship only if the distribution is made on account of an immediate and heavy financial need, described in Section 10.2 below, and is necessary, as described in Section 10.3 below, to satisfy such need. Such distribution may be made only from amounts specified in Section 10.4 below.

                  10.2 IMMEDIATE AND HEAVY FINANCIAL NEED.

                  A distribution will be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

                  (a) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or amounts necessary for such persons to obtain medical care described in such Section 213(d);

                  (b) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                  (c) payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children, or dependents (as defined in Section 152 of the Code); or

                  (d) payment necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  10.3 DETERMINATION OF AN AMOUNT NECESSARY TO SATISFY AN IMMEDIATE AND HEAVY FINANCIAL NEED.

                  A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

                                      10-1

                  (a) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

                  (b) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Participating Companies or any Affiliate;

                  (c) the Plan and all other plans maintained by Participating Companies or any Affiliate provide that the Participant may not make pre-tax contributions for the Participant's taxable year immediately following the taxable year of the Participant during which said hardship distribution occurs in excess of the applicable limit under Section 402(g) of the Code for such next taxable year of the Participant less the amount of such Participant's pre-tax contributions for the taxable year of the Participant during which said hardship distribution occurs; and

                  (d) the Participant is prohibited, under the terms of the Plan and all other plans maintained by the Participating Companies or any Affiliate (or other legally enforceable agreement), from making pre-tax, other elective contributions and voluntary after tax contributions to the Plan and such other plans for at least twelve (12) months after receipt of the hardship distribution. For this purpose the phrase "all other plans" includes a stock option, stock purchase or similar plan or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. The phrase "all other plans" does not include a health or welfare benefit plan including one that is part of a cafeteria plan within the meaning of Section 125 of the Code or the mandatory Employee contribution portion of a defined benefit plan.

By virtue of this Section and Section 4.6, the Plan provides for the restrictions contained above in subsections (c) and (d).

                  10.4 PERMITTED DISTRIBUTIONS.

                  If the Plan Administrator determines that the criteria set forth above are satisfied with respect to a Participant, it may order a distribution of all or a portion of the sum of:

                  (a) such Participant's Profit Sharing and Match Accounts (which are not amounts attributable to qualified nonelective contributions or qualified matching contributions) multiplied, respectively, by his Vested Percentage in each such Account; plus



                                      10-2

                  (b)      the lesser of:

                           (1)      such Participant's Pre-Tax Account balance;
                                    and

                           (2)      the aggregate amount of the pre-tax
                                    contributions made to his Pre-Tax Account plus earnings thereon, if any, credited prior to April 1, 1989; plus

                  (c) the amount then credited to any Rollover Accounts then held for his benefit.

Distribution of the hardship amount shall be made from the Participant's Accounts in the order set forth in Section 10.6 hereof.

                  10.5 IN-SERVICE WITHDRAWALS.

                  Subject to such reasonable and uniform rules and procedures as the Plan Administrator may prescribe, a Participant may withdraw all or a part of the amounts credited to his Rollover Accounts. A request for a withdrawal hereunder shall be made in such manner (including in writing, orally, telephonically or electronically) as the Plan Administrator shall determine. As of the Restatement Date, a Participant may withdraw amounts from his Rollover Account at any time, pursuant to reasonable and uniform notice requirements established by the Plan Administrator.

                  10.6 AGE 59-1/2 WITHDRAWALS.

                  Subject to uniform rules and procedures as the Plan Administrator may prescribe, a Participant who has attained age fifty-nine and one-half (59-1/2) may withdraw all or a part of his Vested Interest under the Plan. A request for a withdrawal hereunder shall be made in such manner (including in writing, orally, telephonically or electronically) as the Plan Administrator shall determine. As of the Restatement Date, the Plan Administrator has prescribed that such withdrawals may be requested at any time and paid on an administratively feasible date following such request. The amount of any such withdrawal shall be equal to a whole



                                      10-3
percentage, not to exceed one-hundred percent (100%), of the Participant's Vested Interest under the Plan.

                  Any withdrawals made pursuant to this Section shall be deemed made in the following order:

                  (a)      first, the Participant's Rollover Account, if any;

                  (b)      second, the Participant's Pre-Tax Account, if any;

                  (c)      third, the Participant's Match Account, if any; and

                  (d) fourth, the Participant's Profit Sharing Account, if any.

                  10.7 METHOD OF DISTRIBUTION.

                  If the Plan Administrator orders a hardship distribution, an in-service distribution, or a distribution on account of the Participant's attainment of age fifty-nine and one-half (59-1/2) pursuant to this Article, such distribution shall be made in a lump sum. Amounts distributed to a Participant under this Article shall be debited to the appropriate Account as they are paid.

                  In the event of a hardship distribution, if the Plan Administrator directs that such distribution be made, it may thereafter, if it determines that such hardship no longer exists or upon agreement with the Participant, direct that any amounts of such distribution remaining unpaid not be distributed.

                  10.8 ADMINISTRATION OF HARDSHIP, IN-SERVICE AND AGE 59-1/2 DISTRIBUTION PROVISIONS.

                  Neither the application for nor payment of any distribution in accordance with this Article shall have the effect of terminating a Participant's participation in the Plan. The Plan Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of



                                      10-4
the hardship, in-service and age fifty-nine and one half (59-1/2) withdrawals pursuant to this Article. Any withdrawals made pursuant to this Article may not be repaid to the Plan.

                  10.9 SPOUSE'S CONSENT.

                  No hardship, in-service or age fifty-nine and one-half (59-1/2) distribution may be made hereunder unless the Participant's spouse, if any, consents in the manner set forth in Section 23.5 hereof if such consent is required under Section 23.6 hereof.


                                      10-5

                                      11.

                              LOANS TO PARTICIPANTS
                              ---------------------

                  11.1 LOAN ADMINISTRATION AND APPLICATIONS.

                  The following persons ("Borrowers") may apply to the Plan Administrator for a loan from the Plan:

                  (a) a Participant, including any person who has become an inactive Participant due to his no longer being a Covered Employee (but, subject to paragraph (b) below, not including any person who has become a former Participant due to his having incurred a Termination of Employment); and

                  (b) a former Participant who is a "party in interest" within the meaning of ERISA Section 3(14).

                  In accordance with the applicable rules of the Code and ERISA, no loan shall be made available to Highly Compensated Employees in an amount greater than that made available to persons who are not Highly Compensated Employees. If the Plan Administrator determines that such Borrower (and proposed loan) satisfies the requirements set forth below for loan approval, the Plan Administrator shall direct the Trustee to make a loan to such Borrower from one or more of his Accounts.

                  11.2 AMOUNT OF LOAN.

                  The amount of any such loan shall be determined by the Plan Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from Plan and loans made under other qualified retirement plans, if any, maintained by the Company or any Affiliate, cause the aggregate amount of all such loans to such Borrower to exceed the lesser of (a) or (b) below, where:

                  (a) equals one-half (1/2) of the Vested Interest held for such Borrower under this Plan and all amounts held under all other qualified retirement plans maintained by the Company or any Affiliate; and



                                      11-1

                  (b) equals Fifty Thousand Dollars ($50,000.00) reduced by the remainder, if any, of:

                           (1) the highest outstanding balance of loans to the Borrower from this Plan and all other qualified retirement plans maintained by the Company and its Affiliate during the twelve
                                    (12) month period preceding the date on
                                    which the loan is to be made; minus

                           (2) the outstanding balance of loans to the Borrower from the plans on the day the loan is to be made.

                  11.3 LOAN ADMINISTRATION.

                  The following additional provisions shall be applicable to the loan program under this Plan:

                  (a) Loan Program Administration. The loan program under the Plan shall be administered by the Plan Administrator, in accordance with uniform rules and procedures as the Plan Administrator may prescribe. As of the Restatement Date, the Plan Administrator has prescribed that:

                           (1)      each Borrower is limited to no more than two
                                    (2) loans outstanding at one time; and

                           (2) the amount of any such loan shall not be less than one thousand dollars ($1,000.00).

                  (b) Loan Application Procedure. Each Borrower shall apply for a loan in such manner (including in writing, orally, telephonically or electronically) as the Plan Administrator shall determine.

                  (c) Basis for Approval or Denial of Loans. Loans will be approved only if:

                           (1) the Borrower's spouse, if any, consents in the manner set forth in Section 23.5 hereof if such consent is required under Section
                                    23.6 hereof;

                           (2) the amount of such loan shall not be in excess of the sum of (A) and (B), where:

                                    (A)      equals the Borrower's Vested
                                             Percentage multiplied by the amount
                                             which is credited to his Match and
                                             Profit Sharing Accounts at the time
                                             of such loan; and

                                    (B)      equals the amount which is credited
                                             to the Borrower's Pre-Tax and
                                             Rollover Accounts at the time of
                                             such loan;



                                      11-2
                                    and shall be made exclusively from such
                                    Accounts;

                           (3)      the loan satisfies the requirements of
                                    Section 11.4 of the Plan; and

                           (4) the Plan Administrator believes the Borrower intends to repay the loan in accordance with its terms.

                  11.4 TERMS AND CONDITIONS OF LOANS.

                  Any loan made pursuant to Section 11.1 shall be considered to be made solely from the Account or Accounts of the Borrower and shall be subject to the following terms and conditions:

                  (a) Interest. Interest shall be charged at a reasonable rate, comparable to the rate charged by a commercial lender for a similar loan. Unless otherwise determined by the Plan Administrator, the interest rate shall be equal to one percentage point above the prime rate as it appears in the Wall Street Journal which is in effect on the first Business Day of the month prior to the month in which the loan application is issued.

                  (b) Loan Term and Repayment Schedule. The term of any loan shall be arrived at by mutual agreement between the Borrower and the Plan Administrator but shall not exceed five (5) years, unless the proceeds of such loan are to be used to acquire any dwelling unit which within a reasonable time is to be used as the Borrower's principal residence, in which case, such loan may be for a term not to exceed fifteen (15) years. All loans shall provide for the substantially level amortization of the loan, with payments not less frequently than quarterly, over the term of the loan; provided, however, that the terms of the loan may permit a Borrower a grace period of up to one (1) year from such repayments while such Borrower is on an unpaid leave of absence from a Participating Company or Affiliate. Any loan must be fully paid by a Participant, other than a Participant who is a "party in interest" within the meaning of ERISA
                           Section 3(14), within ninety (90) days following his Termination of Employment. Effective December 12, 1994, loan repayments may be suspended under this Plan, to the extent permitted under Section 414(u) of the Code in connection with Military Service.

                  (c) Segregation of Accounts. The Accounts of a Borrower under this Plan, to the extent of such borrowing, shall be deemed segregated for investment purposes. The note representing such loan and the Borrower's Accounts, to the extent of such borrowing, shall not be taken into account in the valuation of the Plan pursuant to Article 9 hereof.



                                      11-3

                  (d) Repayment Procedures. Repayment of any loan made to an Employee shall be by payroll deduction unless another procedure is agreed to by the Plan Administrator and the Employee. Repayment of any loan made to a Borrower who is not an Employee shall be made as mutually agreed by the Plan Administrator and such Borrower.

                  (e) Documentation and Collateral. Each Borrower shall indicate his acceptance of the terms of the loan in such manner as the Plan Administrator shall determine. Without limiting the foregoing sentence, executing on, endorsing or depositing the check representing the loan proceeds shall automatically constitute acceptance of the terms of the loan and evidence the Borrower's obligation to repay the loan in accordance with its terms. Each loan shall bear interest payable to the order of the Trustee and shall be supported by adequate collateral. Such collateral shall consist of an amount not to exceed fifty percent (50%) of the Borrower's entire Vested Interest in and to the Trust Fund to adequately secure the repayment of the loan. The Plan Administrator may require such other and further documentation as it deems appropriate.

                  (f) Default. The Plan Administrator may declare a Borrower to be in default if he fails to make any payment of principal or interest when due, if he fails to make a required payment after a permitted one (1) year grace period, as provided in subsection
                           (b) above, or if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Plan Administrator within ten (10) days after a request therefor by the Plan Administrator. In the event the Plan Administrator declares a Borrower to be in default, his loan shall be accelerated, and:

                           (1) If his collateral security in this Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Plan Administrator, put at risk the tax qualified status of the Plan or the pre-tax contribution portion thereof, the Trustee shall execute upon such Plan collateral; and

                           (2) If his collateral security in this Plan is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Plan Administrator, put at risk the tax qualified status of the Plan or the pre-tax contribution portion thereof, the Trustee shall commence appropriate collection actions against the Borrower to recover the amounts owed.

                           Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the Borrower or his Accounts under this Plan.

                  (g) Loan Origination Fee. The Plan Administrator shall charge to the Account of each Borrower a loan origination fee. The loan origination fee shall be a


                                      11-4
                           reasonable amount, as determined by the Plan
                           Administrator. Initially, the amount of such loan origination fee shall be Fifty Dollars ($50.00). The Plan Administrator may adjust such charge from time to time to reflect the actual costs incurred in processing loans, and such fees shall be assessed to the Accounts of all Borrowers in a nondiscriminatory manner. All loan origination fees shall be used by the Plan Administrator to pay administrative expenses of the Plan, unless otherwise directed by the Company.

                           11.5 PAYMENT OF PRIOR LOANS.

                  Notwithstanding the foregoing provisions of this Article, in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of repayment under the prior loan. For purposes of this Section, the Plan Administrator shall be able to rely on a certification by the Borrower as to the use of the new loan's proceeds.



                                      11-5

                                      12.

                            TERMINATION OF EMPLOYMENT
                            -------------------------

                  12.1 RIGHT TO BENEFIT UPON TERMINATION OF EMPLOYMENT.

                  In the event of the Termination of Employment of a Participant for any reason other than death, Disability or retirement, he shall be entitled to receive a distribution of his Vested Interest.

                  12.2 COMMENCEMENT OF DISTRIBUTIONS.

                  The Vested Interest of a terminated Participant shall be distributed to him in accordance with the rules and procedures set forth in
Article 15 hereof. Distribution, on and after January 1, 1998 , shall be made or shall commence to be made as of the dates set forth below:

                  (a) if the value of his Vested Interest at the time of distribution does not exceed Five Thousand Dollars ($5,000.00) plus any cost of living increase after 1998 under Section 411(a)(11) of the Code, the distribution shall be made as soon as reasonably possible following his Termination of Employment; or

                  (b) if the value of his Vested Interest at the time of distribution exceeds Five Thousand Dollars ($5,000.00) plus any cost of living increase after 1998 under Section 411(a)(11) of the Code, then unless the Participant elects to defer distribution pursuant to Section 15.1 hereof, the distribution shall be made no later than:

                           (1) as soon as reasonably possible following the close of the Plan Year in which occurs the later of his attainment of his Normal Retirement Date or his Termination of Employment, but not later than sixty (60) days following the close of such Plan Year, or

                           (2) as of such earlier date as the Participant shall request, but not earlier than as soon as reasonably possible following his Termination of Employment.

                  The Plan Administrator shall prescribe uniform rules and procedures by which a Participant may elect a distribution pursuant to this Article.

                  12.3 VESTED PERCENTAGE.



                                      12-1

                  If a terminated Participant's Vested Percentage is one hundred percent (100%), his Profit Sharing Account and Match Account shall thereafter be held, administered and distributed in accordance with Article 15 hereof.

                  If a terminated Participant's Vested Percentage is less than one hundred percent (100%) his Profit Sharing Account and Match Account shall continue to be administered as such and shall be revalued periodically in accordance with the provisions of Article 9 hereof until:

                  (a) the date on which he has received a distribution of his entire Vested Interest, if his Vested Interest does not exceed Five Thousand Dollars ($5,000.00) plus any cost of living increase after 1998 under
                           Section 411(a)(11) of the Code; or

                  (b) the calendar quarter following the end of the calendar quarter in which he has a Termination of Employment, if his Vested Interest exceeds Five Thousand Dollars ($5,000.00) plus any cost of living increase after 1998 under Section 411(a)(11) of the Code;

                  at which time an amount equal to the excess of:

                           (1) the balance in his Profit Sharing Account and Match Account, plus the amount, if any, then credited to his Pre-Tax, Qualified Nonelective, Qualified Match and Rollover Accounts held for his benefit; over

                           (2)      his Vested Interest in such Accounts;

shall be forfeited, debited to the appropriate Accounts and, if any amounts remain credited to said Account after such forfeiture, such amounts shall thereafter be held, administered and distributed in accordance with Article 15 hereof.

                  If a terminated Participant does not have a Vested Interest, he will be deemed, for purposes of Section 12.3(a) above, to have received a distribution of his entire Vested Interest as of the date of his Termination of Employment.

                  12.4 USE OF FORFEITURES.

                                      12-2

                  Subject to the following Paragraph, the amounts forfeited pursuant to Section 12.3 hereof shall be allocated, as of the Valuation Date which is the last day of the Plan Year coinciding with or next following the date of forfeiture, among the Profit Sharing Accounts of each Participant who is credited with at least one thousand (1,000) Hours of Service in the Plan Year provided he is a Participant on the last day of the Plan Year. Each eligible Participant's Profit Sharing Account shall be credited with that portion of the value of such forfeitures which bears the same relationship to the total of such forfeitures as such Participant's Compensation bears to the total of all such eligible Participants' Compensation. The prior provisions of this Section notwithstanding, no forfeitures shall be allocated to the Profit Sharing Account of any Participant in excess of the limitations on Annual Additions set forth in
Article 19 hereof. Allocation of forfeitures shall be made prior to the revaluation provided for in Article 9.

                  Amounts forfeited on or after January 1, 2001, pursuant to
Section 12.3 hereof, shall be first used to pay ordinary and necessary fees and expenses of the Plan, including, but not limited to (i) administrative fees and expenses including those associated with the establishment and maintenance of investment funds, (ii) correction of administrative and similar errors, (iii) recrediting rehired participants pursuant to Section 12.5 hereof or (iv) other appropriate purposes. If the forfeited amounts exceed the amounts utilized under the preceding sentence for a Plan Year, any excess forfeiture amounts shall be allocated among the Profit Sharing Accounts of eligible Participants in the manner set forth in the preceding paragraph.

                  12.5 REHIRED PARTICIPANTS.

                  In the event a terminated Participant is rehired by a Participating Company or any Affiliate prior to incurring five (5) consecutive One Year Breaks in Service (or, as applicable, a five (5) year Period of Severance), he shall immediately be reinstated as a Participant in this Plan and any amounts forfeited pursuant to Section 12.3 above shall be recredited to his Accounts



                                      12-3
without adjustment for income, gains or losses, as of the date such Participant is rehired, provided, however, that, effective for any Participant who is rehired on or after July 1, 2000, no such recrediting shall be made unless the Participant shall recontribute to this Plan on or before the first to occur of:

                  (a) the date he incurs five (5) consecutive One Year Breaks in Service (or, as applicable, a five (5) year Period of Severance); or

                  (b)      the fifth (5th) anniversary of his date of rehire;

the full amount distributed to him following his earlier Termination of Employment. Such amount shall be recredited to the Account from which it was distributed. For purposes of this Section, if a rehired Participant did not have a Vested Interest at the time of his prior Termination of Employment and was deemed for purposes of Section 12.3 hereof to have received a distribution of his entire Vested Interest as of the date of such Termination of Employment, he shall be deemed to have recontributed such entire Vested Interest as of his date of rehire, provided such date of rehire is timely as hereinbefore provided in this Section.

                  Notwithstanding any other provision of this Plan to the contrary, in order to balance the Accounts maintained under this Plan after giving effect to the recrediting of previously forfeited amounts to a rehired Participant's Profit Sharing Account and Match Account, the Company shall direct the Trustee to do one or more of the following:

                  (c) reduce the value of the forfeitures, if any, which would otherwise be allocated to Accounts as of or before the Allocation Date which is the last day of the Plan Year in which such Participant was rehired, or the Plan Year thereafter;

                  (d) reduce Plan income or gain, if any, but only if Plan Participants are not directing the investment of their Accounts pursuant to Article 8 of the Plan, which would otherwise be allocated to Accounts as of or before the Allocation Date which is the last day of the Plan Year following the Plan Year in which such Participant was rehired; or



                                      12-4

                  (e) require the appropriate Participating Company, as determined by the Company in its sole discretion, to contribute to the Plan an amount equal to the difference between the aggregate previously forfeited amounts which were recredited to such Accounts of Participants who were rehired and the sum of the amounts described in (a) and (b) above. Such contribution shall be made by the Participating Company no later than the last day of the Plan Year following the Plan Year in which such Participant was rehired, or, if such last day is also the last day of the Participating Company's Taxable Year, then no later than the due date (including extensions) of its tax return for such Taxable Year.

                  No amount allocated hereunder, whether arising from forfeitures, earnings or additional contributions shall be deemed to be an Annual Addition for purposes of Section 2.7 and Article 19 of the Plan at the time of allocation under this Section, but rather shall be deemed to have been contributed at the time of the original contribution.



                                      12-5

                                      13.

                               RETIREMENT BENEFITS
                               -------------------

                  13.1 NORMAL RETIREMENT.

                  The Profit Sharing Account and Match Account of a Participant who has attained his Normal Retirement Date shall be fully vested and nonforfeitable. A Participant who retires on his Normal Retirement Date shall be entitled to receive an amount equal to the amounts and Shares then credited to Accounts held for his benefit. Unless a Participant elects to defer distribution pursuant to Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible after his date of retirement but not later than sixty (60) days after the close of the Plan Year which includes his date of retirement. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

                  13.2 EARLY RETIREMENT.

                  A Participant may elect to retire before reaching his Normal Retirement Date, but not before his Early Retirement Date. In the event of such early retirement, a Participant shall be deemed to have retired upon the date of his Termination of Employment with a Participating Company or any Affiliate. Such Participant shall be entitled to receive an amount equal to the amounts and Shares credited to the Accounts held for his benefit. Unless a Participant elects to defer distribution pursuant to Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible following the close of the Plan Year in which his Normal Retirement Date occurs, but not later than sixty (60) days following the close of such Plan Year, or as of such earlier date as the Participant shall elect, provided such date is not earlier than as soon as reasonably possible following the Participant's



                                      13-1
retirement date. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

                  13.3 LATE RETIREMENT.

                  In the event a Participant works beyond his Normal Retirement Date, his retirement shall be deemed to have occurred on the date of his Termination of Employment with a Participating Company or any Affiliate for any reason other than death. In the event of such late retirement, such Participant shall be entitled to receive a distribution of the amounts and Shares credited to his Accounts. Unless a Participant elects to defer distribution pursuant to
Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible after his date of late retirement but not later than sixty (60) days following the close of the Plan Year which includes his date of late retirement. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

                  13.4 DISABILITY RETIREMENT.

                  Upon receipt from a Participant or a person authorized by him or on his behalf of a request that distributions be made on account of such Participant's Disability, or upon its motion, the Plan Administrator shall determine the extent of the Participant's Disability and may, to assist it in making such determination, cause appropriate medical diagnoses and tests to be made at the expense of the Participating Companies. If the Plan Administrator shall determine that the Participant is Disabled, as defined in Article 2 hereof, his date of Disability retirement shall be deemed to be the first day of the month following the date on which the Plan Administrator determined him to be Disabled or such earlier date as he shall have incurred a Termination of Employment as defined in Article 2 hereof in connection with said Disability, and he will be deemed to have ceased to be an active Participant on that date. Such a Disabled Participant shall be entitled to receive the amounts and Shares then credited to all Accounts held



                                      13-2
for his benefit. Unless a Participant elects to defer distribution pursuant to
Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible following the close of the Plan Year in which his Normal Retirement Date occurs, but not later than sixty (60) days following the close of such Plan Year, or as of such earlier date as the Participant shall elect, provided such date is not earlier than as soon as reasonably possible following the Participant's date of Disability retirement. Such distribution shall be made in accordance with the provisions of
Article 15 hereof.



                                      13-3

                                      14.

                                 DEATH BENEFITS
                                 --------------

                  14.1 DEATH OF A PARTICIPANT.

                  In the event of the Termination of Employment of a Participant by reason of his death, his designated Beneficiary shall be entitled to receive a distribution in an amount equal to the amounts and Shares then credited to the Accounts held for his benefit. Unless a Beneficiary elects to defer distribution pursuant to Section 15.1, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible following the Participant's death, but not later than sixty (60) days after the close of the Plan Year in which occurs the later of the Participant's Normal Retirement Date or date of death. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

                  14.2 DEATH OF A RETIRED OR TERMINATED PARTICIPANT PRIOR TO COMMENCEMENT OF BENEFITS.

                  In the event of the death of a retired or terminated Participant prior to the date distribution has been made or commenced to be made to him, his designated Beneficiary shall be entitled to receive a distribution in an amount equal to his Vested Interest. The Vested Percentage of a retired or terminated Participant shall not increase due to his death. Unless a Beneficiary elects to defer such distribution pursuant to Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible following the Participant's death, but not later than sixty
(60) days after the close of the Plan Year in which occurs the later of the Participant's Normal Retirement Date or date of death. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

                  14.3 DEATH OF A RETIRED OR TERMINATED PARTICIPANT AFTER COMMENCEMENT OF BENEFITS.



                                      14-1

                  In the event of the death of a retired or terminated Participant after the date of distribution or the commencement of distribution to him, no benefits shall be payable to his Beneficiary except to the extent provided for by the method under which the retired or terminated Participant was receiving distributions under Article 15 hereof.

                  14.4 NO BENEFICIARY DESIGNATION.

                  Unless a Participant or former Participant has designated a death Beneficiary in accordance with the provisions of Section 14.5 hereof, his death Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant:

                  (a)      his spouse at the time of his death;

                  (b)      his issue, per capita; and

                  (c)      the executor or administrator of his estate.

                  14.5 DESIGNATION OF BENEFICIARY.

                  In lieu of having the amounts distributable pursuant to this Article distributed to a death Beneficiary determined in accordance with the provisions of Section 14.4 hereof, a Participant or former Participant may sign a document designating a death Beneficiary or death Beneficiaries to receive such amounts. If the Participant is married, any such designation shall be effective only if the spouse of the Participant is the sole primary Beneficiary or the spouse consents to such designation in the manner set forth in Section
23.5 hereof.

                  14.6 PLAN ADMINISTRATOR TO NOTIFY TRUSTEE.

                  Upon the death of a Participant or a former Participant, the Plan Administrator shall immediately advise the Trustee of the identity of such Participant's death Beneficiary or Beneficiaries. The Trustee shall be completely protected in making distributions to any person or persons in accordance with the instructions it receives from the Plan Administrator.



                                      14-2

                  14.7 INCOMPLETE DISPOSITION.

                  In the event that a Participant or former Participant, dies at a time when he has a designation on file with the Plan Administrator which does not dispose of all of the amounts and Shares distributable under this Plan upon his death, then the amounts and Shares distributable on behalf of said Participant or former Participant, the disposition of which was not determined by the deceased Participant's or former Participant's designation, shall be distributed to a death Beneficiary determined under the provisions of Section
14.4 hereof.

                  14.8 AMBIGUITY OF BENEFICIARY DESIGNATION.

                  Any ambiguity in a Participant's death Beneficiary designation shall be resolved by the Plan Administrator. Subject to Section 14.5 hereof, the Plan Administrator may direct a Participant to clarify his designation and if necessary execute a new designation containing such clarification.



                                      14-3

                                      15.

                                  DISTRIBUTIONS
                                  -------------

                  15.1 TIME OF DISTRIBUTION.

                  Distributions will normally commence as of the dates specified in Articles 12, 13 and 14 hereof. However, a Participant, former Participant or Beneficiary who becomes eligible for a benefit hereunder pursuant to Article 13 or 14 hereof, and whose Vested Interest, in each case, exceeds Five Thousand Dollars ($5,000.00) plus any cost of living increase after 1998 under Section 411(a)(11) of the Code, may elect in writing, or by inaction while such Vested Interest could be withdrawn upon proper request, subject to Section 15.9 hereof, to defer any distribution to a later date. Furthermore, if a Participant continues in the employ of a Participating Company or an Affiliate until his attainment of age seventy and one-half (70-1/2), distributions may be required to commence as of the date specified in Section 15.9 hereof even if he remains so employed at the time of distribution.

                  Finally, notwithstanding the foregoing provisions of this Section and the contrary provisions of Articles 12, 13 and 14, the requirement that a distribution commence within sixty (60) days after the close of the Plan Year in which a Participant's Normal Retirement Date occurs shall not apply if the amount of payment required to be made on such date cannot be ascertained by such date or the Plan Administrator is unable to locate the Participant after making reasonable efforts to do so, provided that, within sixty (60) days after such amount can be ascertained or the Participant is located, a payment is made retroactive to such date. This paragraph is not intended to permit a Participant, former Participant or Beneficiary to elect to defer payment beyond the dates otherwise provided therefor in this Plan.

                  15.2 NORMAL METHOD OF DISTRIBUTION.

                                      15-1

                  The normal method of distribution of the amounts distributable to a Participant, former Participant or Beneficiary pursuant to Article 10, 11, 12, 13 or 14 hereof shall be a lump sum payment.

                  15.3 QUALIFIED JOINT AND SURVIVOR ANNUITY METHOD OF DISTRIBUTION.

                  In lieu of receiving a lump sum payment pursuant to Section
15.2 hereof, a Participant, former Participant or Beneficiary may elect that the method of distribution of the amounts distributable to him pursuant to Article 12, 13 or 14 shall be as follows:

                  (a) Distributions may be made to a married Participant or a married former Participant in the Survivor's Annuity Form described in Section 15.4 hereof;

                  (b) Distributions may be made to an unmarried Participant, an unmarried former Participant or a Beneficiary in the Life Annuity Form described in
                           Section 15.4 hereof.

                  15.4 OPTIONAL METHODS OF DISTRIBUTION.

                  In lieu of receiving the amounts distributable to him pursuant to the methods of distribution set forth in Sections 15.2 and 15.3 hereof, a Participant, a former Participant or a Beneficiary may, subject to the notice requirements set forth in Section 15.5 and the spousal consent requirements set forth in Sections 15.6 and 15.13, elect to receive such amounts pursuant to any one or a combination of the following optional methods of distribution:

                  FORM 1. Life Annuity Form. A Participant who receives payment of his retirement benefits under the Life Annuity Form, shall receive an annuity providing retirement benefit payments during his life. No retirement benefits shall be payable after the death of the Participant.

                  FORM 2. Survivor's Annuity Form. A Participant who receives payment of his retirement benefits under the Survivor's Annuity Form, shall receive an annuity providing retirement benefit payments during his life with the provision that after his death fifty percent



                                      15-2

(50%) or one hundred percent (100%), as shall be selected by the Participant ("Selected Percentage"), of his monthly retirement benefit shall continue during the life of and shall be paid to the person who was his spouse on the date his retirement benefits commence.

                  FORM 3. Joint and Survivor Form. A Participant who receives payment of his retirement benefits under the Joint and Survivor Form shall receive retirement benefit payments during his life, with the provision that after his death one hundred percent (100%) or fifty percent (50%), as shall be selected by the Participant ("Selected Percentage"), of his monthly retirement benefit shall continue during the life of and shall be paid to such Beneficiary as he shall nominate by written designation duly filed with the Plan Administrator or its designated representative.

                  FORM 4. Life-Period Certain Form. A Participant who receives payment of his retirement benefits under the Life-Period Certain Form shall receive retirement benefit payments during his life, with the provision that, in the event the Participant shall die before he shall have received retirement benefit payments for a period of one hundred twenty (120) months or one hundred eighty (180) months, as shall be selected by the Participant ("Selected Term"), after his death one hundred percent (100%) of his monthly retirement benefit shall continue for the remainder of said period to such Beneficiary as he shall have nominated by written designation duly filed with the Plan Administrator or its designated representative.

                  FORM 5. Joint and Survivor-Period Certain Form. A Participant who receives payment of his retirement benefits under the Joint and Survivor-Period Certain Form shall receive retirement benefit payments during his life, with the provision that, after his death, one hundred percent (100%) or fifty percent (50%), as shall be selected by the Participant ("Selected Percentage"), of his monthly retirement benefit shall continue during the life of and shall be paid



                                      15-3
to such Beneficiary as he shall have nominated by written designation duly filed with the Plan Administrator or its designated representative. In the event the Participant shall die before he shall have received retirement benefit payments for a period of one hundred twenty (120) months, one hundred percent (100%) of his monthly retirement benefit shall continue for the remainder of said one hundred twenty (120) month period to such Beneficiary. After the end of said one hundred twenty (120) month period, the Selected Percentage of his monthly retirement benefit shall continue during the life of and shall be paid to such Beneficiary. If both the Participant and his Beneficiary shall die before they shall have collectively received one hundred twenty (120) months of unreduced retirement benefit payments, such monthly retirement benefit payments shall continue for the remainder of such period to such alternate Beneficiary as the Participant shall have nominated by written designation duly filed with the Plan Administrator or its designated representative.

                  FORM 6. Flexible Installment Payment Form. A Participant who receives payment of his retirement benefits under the Flexible Installment Payment Form shall receive an annuity by which the Participant's Vested Interest under the Plan is refunded to him in monthly payments over the Participant's life expectancy. The amount refunded each year is not fixed, and is determined based upon the Participant's life expectancy. If the Participant shall die, the amount remaining of his Vested Interest shall be distributed to such Beneficiary as the Participant shall have nominated by written designation duly filed with the Plan Administrator or its designated representative.

                  FORM 7. Fixed Installment Payment Form. A Participant who receives payment of his retirement benefits under the Fixed Installment Payment Form shall receive an annuity by which the Participant's Vested Interest under the Plan is refunded to him in fixed monthly



                                      15-4
retirement payments over sixty (60) months, one hundred twenty (120) months, or one hundred eighty (180) months, as shall be selected by the Participant ("Selected Term"). If the Participant shall die before he shall have received retirement benefit payments for the Selected Term, one hundred percent (100%) of his monthly retirement benefit shall continue for the remainder of said Selected Term to such Beneficiary as he shall have nominated by written designation duly filed with the Plan Administrator or its designated representative. At the end of the Selected Term, all payments shall cease.

                  15.5 NOTICE OF METHODS OF DISTRIBUTION.

                  If the annuity method of distribution has been selected as the method of distribution pursuant to Section 15.3 hereof, the Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the date a Participant's, former Participant's or Beneficiary's benefits become distributable, provide each such individual with a written explanation of the terms and conditions of such annuity method of distribution, the individual's right to revoke such election or to elect an optional method of distribution, the effect of such revocation or election, the right of a Participant's or former Participant's spouse under the method of distribution and under the optional methods of distribution and the relative values of the methods of distribution available.

                  Notwithstanding anything contained in this Article to the contrary, effective January 1, 1997, the following provisions apply to the time for written explanation under Section 417(a)(7) of the Code:

                  (a) The written explanation described in Section 417(a)(3)(A) of the Code may be provided after the Participant's distributions are to commence, except to the extent provided in lawful regulations. If so, the ninety (90) day applicable election period shall not end before the thirtieth (30th) day after the date on which such explanation is provided.



                                      15-5

                  (b) A Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least thirty (30) days before the date as of which the Participant's distributions are to commence (or to waive the thirty
                           (30) day requirement under the above paragraph) if:

                           (1) the Plan Administrator provides information clearly indicating the Participant has the right to at least thirty (30) days to consider whether to waive the form of annuity contract applicable to him under
                                    Section 15.3 and consent to a form of
                                    distribution other than such annuity
                                    contract;

                           (2)      the distribution commences more than seven
                                    (7) days after such explanation is received;
                                    and

                           (3) the Participant is permitted to revoke an affirmative distribution election at least until the annuity starting date, or if later, at any time prior to the expiration of the seven (7) day period that begins the day after such explanation is provided to the Participant.

                  15.6 ELECTION OF ANNUITY OR OPTIONAL METHOD OF DISTRIBUTION.

                  To elect an annuity method of distribution as set forth in
Section 15.3 hereof or one or a combination of the optional methods of distribution set forth in Section 15.4 hereof, a Participant, former Participant or Beneficiary shall notify the Plan Administrator of such election in writing prior to the date his retirement benefits become distributable pursuant to
Article 12, 13 or 14 hereof. If a married Participant or former Participant has elected the annuity method of distribution as set forth in Section 15.3 hereof and desires to revoke such election or to receive his retirement benefits under an optional method of distribution, such revocation or election shall not be of any effect and the Participant or former Participant shall be treated the same as though his revocation or election had not been made unless the Participant's or former Participant's spouse consents in writing to such revocation or election in the manner set forth in Section 23.5 hereof. Any such election by a married Participant or married former Participant shall designate a specific optional method of distribution which shall not be changed without his spouse's


                                      15-6
further consent in the manner set forth in Section 23.5 hereof, unless the spouse's original consent expressly permits further changes by the Participant or former Participant.

                  Any such married Participant or former Participant shall, after having received a written explanation of the annuity forms and optional forms of benefit pursuant to Section 15.5 hereof, be permitted to make such revocation or election within the ninety (90) day period prior to the date benefits will be paid or will commence to be paid to him. The date a Participant's benefits become distributable shall be delayed, if necessary, to insure that a Participant shall have received the written explanation described in Section 15.5 hereof at least thirty (30) days prior to the date his benefits become distributable unless, and with respect only to a Participant who has elected a non-annuity form of payment, he waives such thirty (30) day requirement in writing. In addition to the foregoing, a Participant or former Participant may, subject to the spousal consent requirement described above, revoke a prior election and elect another method of distribution, if desired, prior to the date benefits will be paid or will commence to be paid to him. The number of revocations hereunder shall not be limited.

                  15.7 DISTRIBUTIONS IN CASH OR IN KIND.

                  If a Participant's Account contains Shares, distributions from such Account shall be made in cash or in Shares, as the Participant, former Participant or his Beneficiary, in the event of such Participant's death, shall elect; provided, however, that fractional Shares shall be distributed in cash. To the extent an Account is not invested in Shares, distributions from such Account shall generally be made in cash; provided, however, that if a Participant's Account is invested in a Directed Brokerage Account pursuant to
Article 8 hereof, the Participant, former Participant or Beneficiary may elect to receive his distribution therefrom in the form of the assets held in said Directed Brokerage Account if such assets are distributable in kind under their terms and by law.



                                      15-7

                  15.8 RESPONSIBILITY OF PLAN ADMINISTRATOR AND TRUSTEE REGARDING DISTRIBUTIONS.

                  At such time as a Participant, former Participant or Beneficiary is eligible for a distribution hereunder, the Plan Administrator shall notify the Trustee of the method of distribution applicable to such person and shall direct the Trustee to take one or a combination of the following actions to effectuate the method of distribution:

                  (a) make one (1) or more payments to purchase from an insurance company, a fully paid-up, nontransferable annuity contract or contracts; or

                  (b) make distributions of cash directly from the Trust Fund to such person.

                  In the event that the Plan Administrator, pursuant to this Section obtains an annuity contract for the benefit of a Participant, former Participant or Beneficiary, the Plan Administrator shall, after having selected such settlement options and placed such restrictive endorsements thereon as are deemed to be appropriate, cause the ownership of the contract or contracts to be transferred to such Participant, former Participant or Beneficiary and cause said contract or contracts to be delivered to him. The delivery of said contract or contracts shall be in full settlement of such Participant's, former Participant's or Beneficiary's rights under this Plan. The Company, other Participating Companies and Affiliates, the Plan Administrator and the Trustee shall not be responsible for:

                           (1) any failure on the part of any insurance company or other annuity provider to make any payments or provide any benefit under any annuity contract;

                           (2) for the action or inaction of any person which may render any annuity contract invalid or unenforceable; and

                           (3) any inability to perform or delay in performing any act occasioned by any provisions of any annuity contract or restriction imposed by any insurance company or by any other person.

                  Any amounts paid from the Trust Fund to an insurance company or to a Participant, former Participant or Beneficiary shall be debited to such person's Accounts.



                                      15-8

                  15.9 RESTRICTIONS ON DELAY AND TIMING OF DISTRIBUTIONS.

                  Notwithstanding any other provisions of this Plan, distributions hereunder shall be subject to the following restrictions:

                  (a)      in the case of a living Participant or former
                           Participant:

                           (1)      distribution must commence on or before:

                                    (A)      with respect to a Participant or
                                             former Participant who is a five
                                             percent (5%) owner, as defined in
                                             Section 416(i) of the Code, no
                                             later than the April 1 of the
                                             calendar year following the
                                             calendar year in which such
                                             Participant or former Participant
                                             attains age seventy and one-half
                                             (70-1/2); and

                                    (B)      with respect to a Participant who
                                             attains age seventy and one-half
                                             (70-1/2) before January 1, 1998 or
                                             after December 31, 2000 and is not
                                             a five percent (5%) owner, as
                                             defined in Section 416(i) of the
                                             Code, on or before the April 1
                                             following the end of the calendar
                                             year in which such Participant
                                             attains age seventy and one-half
                                             (70-1/2) or retires, as the
                                             Participant elects; and

                                    (C)      with respect to a former
                                             Participant who attains age seventy
                                             and one-half (70-1/2) before
                                             January 1, 1998 or after December
                                             31, 2000 and is not a five percent
                                             (5%) owner, as defined in Section
                                             416(i) of the Code, on or before
                                             the April 1 following the end of
                                             the calendar year in which such
                                             former Participant attains age
                                             seventy and one-half (70-1/2); and

                                    (D)      with respect to a Participant or
                                             former Participant who attains age
                                             seventy and one-half (70-1/2) after
                                             December 31, 1987 and prior to
                                             January 1, 2001 and who is not a
                                             five percent owner, as defined in
                                             Section 416(i) of the Code,
                                             distribution must commence on or
                                             before the April 1 following the
                                             end of the calendar year in which
                                             he attains age seventy and one-half
                                             (70-1/2); provided, however, that
                                             upon reasonable notice to the
                                             Company, such a Participant (but
                                             not former Participant) may elect
                                             at any time prior to his actual
                                             retirement that such required
                                             distributions shall cease and
                                             recommence as of a date elected by
                                             such Participant, which shall be
                                             after his actual retirement but not
                                             later than the April 1 immediately


                                      15-9
                                             following the end of the calendar
                                             year in which such Participant
                                             actually retires;

                           (2) annuity or installment distributions shall not be payable over a period of years in excess of his life expectancy or the joint life expectancies of himself and his spouse or Beneficiary; and

                           (3) period certain annuity payments shall not be made beyond the life expectancy of the Participant or beyond the joint life expectancies of the Participant and his spouse or Beneficiary; and

                  (b) in the case of a deceased Participant or former Participant, benefits commencing after his death shall be payable either:

                           (1) by the December 31 of the calendar year containing the fifth anniversary of the Participant's death; or

                           (2)      if benefits commence to his Beneficiary
                                    either:

                                    (A)      on or before the December 31 of the
                                             calendar year immediately following
                                             the calendar year in which the
                                             Participant died or on a later date
                                             permitted under any lawful
                                             regulations issued by the Secretary
                                             of the Treasury; or

                                    (B)      if his spouse is his Beneficiary,
                                             by the later of the December 31 of
                                             the calendar year immediately
                                             following the calendar year in
                                             which the Participant died and the
                                             December 31 of the calendar year in
                                             which the Participant would have
                                             attained age seventy and one-half
                                             (70-1/2);

                                    over a period not extending beyond the life expectancy of such Beneficiary; or

                           (3) if the Participant's distribution had commenced prior to his death under a form of payment meeting the requirements of subsection (a)(2) or (a)(3) above, such distribution must be completed by the remainder of the period specified in said subsection (a)(2) or (a)(3); and

                  (c) in the case of the death of a Beneficiary who is the surviving spouse of a deceased Participant, a distribution commencing after the death of the spouse shall be payable either:

                           (1) by the December 31 of the calendar year containing the fifth anniversary of the spouse's death;



                                     15-10

                           (2) if distribution commences to the spouse's beneficiary on or before the December 31 of the calendar year of the spouse's death, or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such beneficiary; or

                  (d) in the event payments are made to a Participant's child, for purposes of this Section, such payments shall be deemed to be paid to the Participant's spouse if such payments will become payable to such spouse upon such child's reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

A Participant, former Participant or spouse of a Participant who elects to take distribution over his life expectancy may elect to have his life expectancy redetermined from time to time but not more frequently than annually. In the event that a Participant, former Participant or spouse of a Participant fails to make such an election, then no redetermination shall be performed.

                  All distributions required under this Article shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

                  15.10 REVALUATION OF UNDISTRIBUTED AMOUNTS.

                  As long as there remain any amounts or Shares credited to a Participant's Accounts, the Trustee shall continue to maintain said Accounts and said Accounts shall be periodically revalued in accordance with the provisions of Article 9 hereof.

                  15.11 IMMEDIATE LUMP SUM PAYMENT OF SMALL AMOUNTS.

                  Notwithstanding anything contained in this Plan to the contrary, in the event that the Vested Interest of a retired, terminated, Disabled or deceased Participant has a value less than or equal to Five Thousand Dollars ($5,000.00) plus any cost of living increase after 1998 under Section 411(a)(11) of the Code, the Plan Administrator shall direct the Trustee to distribute the Vested Interest credited to such Participant's Accounts in a lump sum payment as soon as reasonably possible after the Participant's Termination of Employment, but not later than sixty



                                     15-11

(60) days after the close of the Plan Year which includes the Participant's Normal Retirement Date, without the consent of the Participant or his Beneficiary. Any such lump sum distribution shall be subject to the requirements of Section 15.12 hereof. Subject to the provisions of Section 12.5 hereof relating to the rehire of such a terminated Participant, any such lump sum payment shall be in full settlement of such Participant's or Beneficiary's rights under this Plan.

                  15.12 ELECTIONS REGARDING DIRECT ROLLOVERS.

                  Any distribution made hereunder to a Distributee shall be made directly to such Distributee unless he elects a Direct Rollover pursuant to the second paragraph of this Section; provided, however, that the Distributee must acknowledge in writing that he understands that any payment after December 31, 1992 which is eligible under Section 402(c) of the Code to be rolled over to an Eligible Retirement Plan will be subject to withholding taxes.

                  Each Distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an Eligible Rollover Distribution be transferred directly to an Eligible Retirement Plan. A Distributee may direct that part of the distribution be transferred directly to an Eligible Retirement Plan and the balance be paid to him. A Distributee is not permitted to direct that his distribution be transferred directly to more than one Eligible Retirement Plan. In the event that a Distributee fails to make any direction within the time prescribed pursuant to reasonable and uniform procedures established by the Plan Administrator, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

                  Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

                  (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:



                                     15-12

                           (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

                           (2)      any distribution to the extent such
                                    distribution is required under Section 15.9 above which reflects the requirements under
                                    Section 401(a)(9) of the Code; and

                           (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b)      "Eligible Retirement Plan" shall mean:

                           (1) an individual retirement account described in Section 408(a) of the Code;

                           (2) an individual retirement annuity described in Section 408(b) of the Code;

                           (3) an annuity plan described in Section 403(a) of the Code; or

                           (4) a qualified trust described in Section 401(a) of the Code;

                           that accepts the Distributee's Eligible Rollover Distribution.

                           Notwithstanding the foregoing, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (c)      "Distributee" shall mean:

                           (1)      an Employee or former Employee; and

                           (2) an Employee's or a former Employee's surviving spouse and an Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                                    Section 414(p) of the Code, without regard to the interest of the spouse or former spouse.

                  (d) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                  15.13 SPOUSE'S CONSENT.



                                     15-13

                  No distribution may be made pursuant to Article 15 hereunder unless the Participant's spouse, if any, consents in the manner set forth in
Section 23.5 hereof if such consent is required under Section 23.6 hereof.

                  15.14 MINORITY AND INCAPACITY.

                  During the minority or incapacity of any person entitled to benefits under the Plan, the Trustee shall make payment to such minor or incapacitated person or to an appropriate member, as determined by the Plan Administrator, of such person's family for the care, maintenance and support of such person in such amounts and at such times as the Plan Administrator may determine. The receipt of such minor or incapacitated person or members of such minor's or incapacitated person's family to whom payment has been made shall be a full discharge and acquittance to the Trustee for the amount so paid.

                  15.15 MISSING PARTICIPANTS.

                  If, after reasonable efforts of the Plan Administrator to locate a Participant or the Beneficiary of a deceased Participant, including sending a registered letter, return receipt requested, to the last known address of the Participant or Beneficiary, the Plan Administrator is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state or Federal laws, be treated as a forfeiture under the Plan. In the event that such a Participant or Beneficiary is located subsequent to such a forfeiture, then, pursuant to applicable state or Federal laws, his benefits shall be reinstated and shall not be used to determine his Annual Additions for the Plan Year in which it is reinstated. If the Plan is joined as a party to any escheat proceedings involving an amount forfeited pursuant to this Section, the Plan shall comply with the final judgment as if it were a claim filed by the former Participant or Beneficiary and shall pay in accordance with said judgment.



                                     15-14

                                      16.

                                 ADMINISTRATION
                                 --------------

                  16.1 THE PLAN ADMINISTRATOR.

                  The Chief Executive Officer of the Company may appoint the Plan Administrator which shall be any person(s), corporation or partnership, (including the Company itself) as said Chief Executive Officer shall deem desirable in his sole discretion. Said Chief Executive Officer shall notify the Trustee of the identity of the Plan Administrator and of any change in the Plan Administrator. Unless the Chief Executive Officer appoints another Plan Administrator, the Company shall be the Plan Administrator. Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee, an Investment Manager, the Committee, or the Company, the Plan Administrator shall administer the Plan and shall have all powers and duties granted or imposed on an "administrator" by ERISA. The Plan Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made. The Plan Administrator is hereby given the power and discretion to administer the Plan in accordance with procedures beyond and/or in conflict with those provided under the terms of the written Plan document, provided such procedures are as set forth and as permitted under the Code. The Plan Administrator shall have full power and discretion to interpret this Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of this Plan. Subject to the provisions of Section 16.6, the Plan Administrator's decision with respect to any matter



                                      16-1
shall be final and binding upon the Trustee and all other parties concerned, and neither the Plan Administrator nor any of its directors, officers or employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Plan. All determinations of the Plan Administrator shall be made in a uniform, consistent and nondiscriminatory manner with respect to all Participants and Beneficiaries in similar circumstances. The Plan Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.

                  The Administrator shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices and procedures made by the Plan Administrator or other Plan fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Plan Administrator in accordance with the claims review procedures provided in Section 16.5 hereof. Any decisions which call for interpretations of Plan provisions not previously made by the Plan Administrator shall be made only by the Plan Administrator. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

                  16.2 RETIREMENT COMMITTEE.

                  The Chief Executive Officer of the Company shall appoint the members of a Retirement Committee which shall consist of three (3) or more members. Such Committee shall decide appeals of application denials as provided in Section 16.6 and shall have such other powers and duties as shall from time to time be assigned to the Committee by the Company. The members of the Committee shall remain in office at the will of the Chief Executive Officer, and the Chief Executive Officer may remove any of said members, from time to time, with or without cause. A member of the Committee may resign upon written notice to the remaining



                                      16-2
member or members of the Committee and to the Company respectively. The fact that a person is a prospective Participant, a Participant or a former Participant shall not disqualify him from acting as a member of the Committee. In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor-member shall be appointed by the Chief Executive Officer of the Company. Upon request, the Company shall notify the Trustee and the Plan Administrator in writing of the names of the original members of the Committee, of any and all changes in the membership of the Committee, of the member designated as Chairman and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Trustee and the Plan Administrator shall be protected in assuming that there has been no change in the membership of the Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Trustee and the Plan Administrator shall be under no obligation at any time to inquire into the membership of the Committee or its officers. All communications to the Committee shall be addressed to its Secretary at the address of the Company on file with the Trustee.

                  16.3 COMMITTEE PROCEDURES.

                  On all matters and questions the decision of a majority of the members of the Committee shall govern and control; but a meeting need not be called or held to make any decision. The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Committee. Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been

                                      16-3
authorized by the Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.

                  16.4 EXPENSES OF ADMINISTRATION AND COMMITTEE.

                  No member of the Committee shall be disqualified from acting on any question because of his interest therein. No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee shall be reimbursed for its expenses by the Company. The Committee and the Plan Administrator may hire such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions.

                  Any expense of administration of the Plan and the Trust shall be paid in either of the following manners, as determined by the Company in its sole discretion:

                           (a) the expense may be paid directly by the Company or other Participating Companies; or

                           (b)      the expense may be paid out of the Trust
                                    Fund.

The expenses of administration of the Plan and the Trust shall include, without limitation, (i) Trustee's fees as such may from time to time be agreed upon between the Company and the Trustee, (ii) the costs of processing contributions, investments, accounts, loans, distributions and claims, including the cost of any equipment or other property used in connection therewith, (iii) the cost of preparing, distributing and filing any governmental submissions, filings, reports or returns with respect to the Plan and any summary plan descriptions and other notices, reports, election forms or statements for Plan Participants,
(iv) the costs of any amendments necessary or desirable to maintain the Plan in compliance with any applicable laws or to reflect Plan operation, (v) the cost of any attorneys, accountants, actuaries, agents, clerks, secretaries, or third-party administrators or service providers hired or utilized by the Plan or by the



                                      16-4

Administrator or Committee in connection with the performance of their functions hereunder, or by the Company in connection with Plan administration, and (vi) any other expenses relating to Plan administration.

                  In the event that the Plan incurs expenses which relate to the Accounts of only certain of the Participants, and such expenses are to be paid out of the Trust Fund, the Plan Administrator may direct the Trustee to charge such expenses in any manner the Plan Administrator deems appropriate to the Accounts to which such expenses relate.

                  16.5 CLAIMS PROCEDURE.

                  Claims for benefits shall be made by application of the Participant or Beneficiary (the "claimant") in such manner as the Plan Administrator shall reasonably prescribe. The Plan Administrator shall process each such claim and determine entitlement to benefits within ninety (90) days of its receipt of a completed application for benefits. If special circumstances exist, the Plan Administrator may obtain a ninety (90) day extension by providing the claimant written notice of the extension within the initial ninety
(90) day period. The extension notice must include an explanation of the special circumstances and the date by which the Plan Administrator's decision will be made.
                  The Plan Administrator shall notify a claimant in writing, delivered in person or mailed by first-class mail to such claimant's last known address, if any part of a claim for benefits under this Plan has been denied, setting forth in such notice:

                           (a)      the specific reason for the denial;

                           (b) a specific reference to pertinent Plan provisions upon which the denial is based;

                           (c) a description of any additional material or information deemed necessary by the Plan Administrator for such claimant to perfect his claim, and an explanation of why such material or information is necessary; and



                                      16-5

                           (d) an explanation of the claim review procedure under the Plan. Such notice shall set forth the above information in a manner calculated to be understood by such claimant. If the notice referred to above is not furnished and if the claim has not been granted within the time specified above for payment of such claim, the claim shall be deemed denied and shall be subject to review as set forth below.

                  16.6 REVIEW PROCEDURE.

                  Any claimant whose claim for benefits has been denied or deemed denied shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request a review by written application delivered to the Committee, which must specify the reason any claimant believes the denial should be reversed. If it deems appropriate, upon receipt of a request for review, the Committee shall schedule a hearing within thirty (30) days of its receipt of such request, subject to the availability of the claimant and the Committee, at a time and place convenient for all parties, at which time the claimant may appear before the Committee for a full and fair review of the Plan Administrator's decision. The claimant may indicate in writing, at the time the Committee attempts to schedule the hearing, that he wishes to waive such hearing. If the claimant does not waive such hearing, he must notify the Committee, in writing, at least fifteen (15) days in advance of the date established for such hearing, his intention to appear at the appointed time and place and he must specify any persons who will accompany him to the hearing, or such other persons will not be admitted to the hearing. If written notice is not timely provided, the hearing will be automatically canceled. The claimant, or his duly authorized representative, may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues and comments in writing prior to or during the hearing. The Committee shall determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Plan or



                                      16-6
such documents as to which no other provision for determination is made hereunder, and exercise all other powers and discretion necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made. The Committee shall render its final decision in writing within thirty (30) days after the hearing. If no hearing is held, the Committee will render its final decision in writing within sixty (60) days of its receipt of the request for review, or within thirty (30) days after the last scheduled date for the hearing, if later. If special circumstances exist, the Committee may obtain a sixty (60) day extension by providing the claimant written notice of the extension within the initial sixty (60) day period, or within the thirty (30) day period following such hearing or the last date scheduled for such hearing, if later. The extension notice must include an explanation of the special circumstances and the date by which the Committee's final decision will be made. The Committee's final decision shall include specific reasons for the decision, be written in a manner calculated to be understood by the claimant, and contain specific references to the pertinent provisions of the Plan and/or related documents upon which the decision is based.

                  For claims incurred on or after July 1, 2000, no legal action may be commenced against the Plan, the Plan Administrator or the Committee more than one hundred eighty (180) days after the Committee's final decision has been rendered with respect to all or any portion of the claim.

                  16.7 LIMITATION OF LIABILITY.

                  Except as otherwise provided in ERISA, the Company, Plan Administrator, Committee, Board of Directors, and their respective officers, employees and members, shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Plan. No person shall be liable for the act of any other person.



                                      16-7

                                      17.

                         PROHIBITION AGAINST ALIENATION
                         ------------------------------

                  17.1 DEFINITIONS.

                  Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

                           (a) The words "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits hereunder attributable to such Participant.

                           (b) The words "Domestic Relations Order" shall mean, with respect to any Participant, any judgment, decree or order (including approval of a property settlement agreement) which both

                                    (1)      relates to the provision of child
                                             support, alimony payments or
                                             marital property rights to a
                                             spouse, former spouse, child or
                                             other dependent of the Participant;
                                             and

                                    (2)      is made pursuant to a State
                                             domestic relations law (including a
                                             community property law).

                           (c) The words "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which satisfies the requirements of Section 414(p)(1)(A) of the Code.

                  17.2 GENERAL PROHIBITION ON ALIENATION.

                  Neither any property nor any interest in any property held for the benefit of any Participant, former Participant, or Beneficiary shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the Participant, former Participant or Beneficiary specifically authorized hereunder. If by reason of any act of any Participant, former Participant or Beneficiary, or by operation of law or by the happening of any event, or for any reason, except by an act of the Trustee or such person specifically authorized hereunder, such property or any interest therein would, except for this provision, cease to be enjoyed by such



                                      17-1
person, or if by reason of an attempt of such person to alienate, charge or encumber such property or any interest therein, or by reason of the bankruptcy or insolvency of such person, or by reason of any attachment, garnishment or other proceedings, or by reason of any order, finding or judgment of court, either at law or in equity, such property or any interest therein would, except for this provision, vest in or be enjoyed by some person, firm or corporation otherwise than as provided in this Plan, in any of such events, the trusts herein expressed concerning all of such property so payable to or held for the benefit of such person shall cease and terminate as to him. Thereafter during his life such property, subject to such interests or rights, if any, as any other person may have in or to such property as provided in this Plan, shall be held by the Trustee according to its absolute discretion, but the Trustee meanwhile may pay to or expend for the support, comfort, and maintenance of such Participant, former Participant or Beneficiary, may pay to or expend for the support, comfort and maintenance of his spouse and/or may pay to or expend for the support, comfort and maintenance of his child or children, such sums and such sums only, as directed by the Plan Administrator, in writing, retaining any undistributed part of such property until such Participant's, former Participant's or Beneficiary's death.

                  17.3 DISTRIBUTION OF ASSETS ON DEATH.

                  If any person who shall be subject to the provisions of
Section 17.2 hereof shall die before receiving all of such property which he would have received except for the operation of the provisions of said Section 17.2, then, upon or after his death, such undistributed property shall be disposed of as follows:

                           (a) if such person was a Participant, such undistributed property shall be disposed of as provided in such Participant's designation of Beneficiary on file with the Plan Administrator at the time of his death, or as provided in Section 14.4 in the event that such designation shall not provide for complete distribution of such



                                      17-2
                                    undistributed property or no designation of Beneficiary shall be on file with the Trustee; or

                           (b) if such person shall be a Beneficiary of a Participant, such undistributed property shall be distributed to the person or persons who upon such Beneficiary's death would be entitled to inherit such undistributed property under the laws of Ohio then in force if such undistributed property had then belonged to such Beneficiary and he had then died intestate domiciled in Ohio.

                  17.4 EXCEPTIONS TO PROHIBITIONS ON ALIENATION.

                  Notwithstanding Sections 17.2 and 17.3 hereof to the contrary, the following shall not be treated as an assignment or alienation prohibited by said Sections 17.2 and 17.3:

                           (a) the creation, assignment or recognition of a right to any amounts payable with respect to a Participant or former Participant under this Plan pursuant to a Qualified Domestic Relations Order; or

                           (b) the offset of a Participant's or former Participant's benefit under this Plan against an amount that such Participant or former Participant is ordered or required to pay to this Plan where:

                                    (1)      the order or requirement to pay
                                             arises under a judgment for a crime
                                             involving this Plan, a civil
                                             judgment, consent order or decree
                                             for violation or alleged violation
                                             of fiduciary duties as stated in
                                             part 4 of subtitle B of title I of
                                             ERISA, or pursuant to a settlement
                                             agreement between the Secretary of
                                             Labor or the Pension Benefit
                                             Guaranty Corporation and the
                                             Participant or former Participant
                                             for violation or alleged violation
                                             of fiduciary duties as stated in
                                             part 4 of subtitle B of title I of
                                             ERISA by a fiduciary or any other
                                             person; and

                                    (2)      the judgment, order, decree, or
                                             settlement agreement expressly
                                             provides for the offset of all or
                                             part of the amount ordered or
                                             required to be paid to this Plan
                                             against the Participant's or former
                                             Participant's benefits provided by
                                             this Plan; and

                                    (3)      to the extent, if any, that
                                             survivor annuity requirements apply
                                             to distributions to the Participant
                                             or former Participant under Code
                                             Section 401(a)(11), the rights of
                                             such Participant's or former
                                             Participant's spouse are preserved
                                             in accordance with Code Section
                                             401(a)(13)(C)(iii); or



                                      17-3

                                    (c)      any other arrangement, transfer or
                                             transaction which is not treated as
                                             a prohibited assignment or
                                             alienation under Code Section
                                             401(a)(13) and the regulations
                                             thereunder or other applicable law.

                  17.5 NOTIFICATION OF PARTIES AND DETERMINATION WHETHER QUALIFIED.

                  In the event the Plan is served with a Domestic Relations Order, the Plan Administrator shall promptly notify the concerned Participant and any concerned Alternate Payee of the receipt of such Domestic Relations Order and the Plan's procedures for determining whether such Domestic Relations Order is a Qualified Domestic Relations Order. Within a reasonable time after receipt of such Domestic Relations Order, the Plan Administrator shall determine whether such Domestic Relations Order is a Qualified Domestic Relations Order and shall notify the Participant and any concerned Alternate Payee of its determination.

                  17.6 INTERIM PROCEDURES.

                  During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (whether by the Plan Administrator, a court of competent jurisdiction, or otherwise), the affected Participant shall not be permitted to take any loan, hardship withdrawal, in-service withdrawal or other distribution from his Accounts. If, within eighteen (18) months after the Plan is served with such Domestic Relations Order, the Domestic Relations Order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall hold and dispose of the amounts subject to such Domestic Relations Order in accordance with the terms of the Qualified Domestic Relations Order. If within eighteen (18) months after the Plan is served with such Domestic Relations Order, it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or the issue with respect to whether the Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, the Plan Administrator shall release the restrictions set forth above with respect to the Accounts maintained for the benefit of the person who would


                                      17-4
have been entitled to such amounts as though the Plan had never been served with such Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period after the Plan was served with such Domestic Relations Order shall be applied prospectively only.

                  17.7 REVIEW PROCEDURES.

                  Any Participant or Alternate Payee who is affected by a Domestic Relations Order served upon the Plan may request a review by such Committee of the Plan Administrator's determination with respect to the qualification or lack of qualification of such Domestic Relations Order upon written notice to the Committee appointed pursuant to Article 16 hereof. Any such review by the Committee shall be subject to the rules and procedures set forth in Article 16 hereof.

                  17.8 IMMEDIATE LUMP SUM PAYMENTS PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS.

                  Notwithstanding anything contained in the Plan to the contrary, an immediate lump sum distribution shall be made to an Alternate Payee if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not reached his "earliest retirement age," as defined in Section 414(p) of the Code.



                                      17-5

                                      18.

                              TOP-HEAVY PROVISIONS
                              --------------------

                  18.1 RESTRICTIONS.

                  During any Plan Year that this Plan is top-heavy as determined in accordance with Section 18.2 hereof, the special restrictions contained in Sections 18.3, 18.4 and 18.5 hereof shall apply.

                  18.2 DETERMINATION OF TOP-HEAVY STATUS.

                  This Plan shall be considered to be top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Plan is a member are top-heavy groups. In the event that in any Plan Year this Plan is a member of an aggregation group which is not a top-heavy group, this Plan shall not be considered to be top-heavy for such Plan Year.

                  Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

                           (a) "Determination Date" shall mean, for the first Plan Year, the last day thereof, and thereafter shall mean, for any other Plan Year, the last day of the preceding Plan Year;

                           (b) "Key Employee" shall mean a "key employee" as described in Section 416(i) of the Code which is hereby incorporated by reference and which is described for informational purposes herein as any Employee or former Employee of a Participating Company or an Affiliate who at any time during the Plan Year, or the four (4) preceding Plan Years is:

                                    (1)      an officer of a Participating
                                             Company or an Affiliate having
                                             Testing Compensation from the
                                             Participating Company and all
                                             Affiliates for the Plan Year of
                                             determination greater than Sixty
                                             Thousand Dollars ($60,000.00) or,
                                             if greater, fifty percent (50%) of
                                             the amount specified in Section
                                             415(b)(1)(A) of the Code as
                                             adjusted pursuant to Section 415(d)
                                             of the Code;




                                      18-1

                                    (2)      a one-half of one percent (.5%)
                                             actual or constructive owner of a
                                             Participating Company or an
                                             Affiliate who owns one of the ten
                                             (10) largest interests in a
                                             Participating Company or an
                                             Affiliate and who is an Employee of
                                             a Participating Company or an
                                             Affiliate having Testing
                                             Compensation from a Participating
                                             Company and all Affiliates for the
                                             Plan Year of determination greater
                                             than Thirty Thousand Dollars
                                             ($30,000.00), or, if greater, the
                                             amount specified in Section
                                             415(c)(1)(A) of the Code as
                                             adjusted pursuant to Section 415(d)
                                             of the Code;

                                    (3)      a five percent (5%) actual or
                                             constructive owner of a
                                             Participating Company or an
                                             Affiliate; or

                                    (4)      a one percent (1%) actual or
                                             constructive owner of a
                                             Participating Company or an
                                             Affiliate having Testing
                                             Compensation from a Participating
                                             Company and all Affiliates for the
                                             Plan Year of determination greater
                                             than One Hundred Fifty Thousand
                                             Dollars ($150,000.00);

                                    provided that any such Employee also
                                    performed services for a Participating
                                    Company or an Affiliate during the five (5)
                                    Plan Year period ending on the Determination
                                    Date; and provided that an amount held for the Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee;

                           (c) "non-Key Employee" shall mean any Employee of a Participating Company or an Affiliate who is not a Key Employee including any Employee who was formerly a Key Employee;

                           (d) "Permissive Aggregation Group" shall mean the Required Aggregation Group plus each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five (5) year period ending on the Determination Date, which, when considered as a group with the Required Aggregation Group, would continue to comply with Sections 401(a)(4) and 410 of the Code;

                           (e) "Required Aggregation Group" shall mean each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five (5) year period ending on the Determination Date, in which a Key Employee is a Participant and each other pension, profit sharing and stock bonus plan which enables such plans to meet the requirements of Section 401(a)(4) or 410 of the Code;



                                      18-2

                           (f) "Top Heavy Group" shall mean any aggregation group if the sum, as of the Determination Date, of:

                                    (1)      the present value of the cumulative
                                             accrued benefits for Key Employees
                                             under all defined benefit plans
                                             included in such group; and

                                    (2)      the aggregate of the account
                                             balances of Key Employees under all
                                             defined contribution plans included
                                             in such group;

                                    exceeds sixty percent (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the Determination Date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by the aggregate distributions with respect to such Employee during the five (5) year period ending on the Determination Date; and

                           (g)      "valuation date" means:

                                    (1)      in the case of a defined
                                             contribution plan, a date as of
                                             which account balances are valued,

                                    (2)      in the case of a defined benefit
                                             plan, a date as of which
                                             liabilities and assets are valued
                                             for computing plan costs for
                                             purposes of determining the plan's
                                             minimum funding requirements under
                                             Section 412 of the Code.

                  In making any of the aforementioned determinations, contributions due but unpaid as of the Determination Date shall be included in determining the value of Account balances, if any. In addition, the actuarial factors and assumptions set forth in the defined benefit plans included in the aggregation groups shall be utilized in determining the present value of cumulative accrued benefits. Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies, and benefits not relating to retirement benefits such as pre-retirement death and disability benefits and post



                                      18-3
retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

                  18.3 TOP-HEAVY MINIMUM CONTRIBUTIONS.

                  During any Plan Year that this Plan is top-heavy, a Participating Company shall make a contribution on behalf of each non-Key Employee employed by such Participating Company who is a Participant on the Allocation Date coinciding with the last day of such year, or was a Participant whose employment terminated on or as of said Allocation Date which is at least equal to the greater of (a) or (b) below where:

                  (a)      equals the lesser of (1) or (2) below where:

                           (1) equals three percent (3%) of the non-Key Employee's Testing Compensation from the Participating Company and all Affiliates during the Plan Year; and

                           (2) equals the largest percentage of Testing Compensation from the Participating Company and all Affiliates (disregarding any such Testing Compensation in excess of the compensation limit in effect under Section 401(a)(17) of the Code as described in
                                    Section 2.13 hereof (plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code) per Plan Year per Key Employee) provided to any Key Employee by the contributions of the Participating Companies; and

                  (b) equals such other percent of the non-Key Employee's Testing Compensation from the Participating Company and all Affiliates as may be necessary to satisfy the requirements of Section 401 and 416 of the Code as prescribed by the Secretary of the Treasury in lawful regulations.

                  For purposes of determining the percentage set forth in subparagraph (a)(2) above, a Participating Company's contribution made pursuant to Section 4.1 hereof in accordance with a Participant's election under said Section shall be taken into account, but the Participating Company's contribution made pursuant to Section 4.1 hereof in accordance with a



                                      18-4
non-Key Employee's election under said Section shall not be taken into account in determining compliance with this Section.

                  If this Plan is top-heavy for a Plan Year and if a Participant who is a non-Key Employee is also a Participant in any other defined contribution plan maintained by a Participating Company or Affiliate, the minimum provided hereunder shall be provided before any minimum under such other plan and shall reduce the amount of the top-heavy minimum, if any, required thereunder. Furthermore, if this Plan is top-heavy for a Plan Year and if a Participant who is a non-Key Employee is also a Participant in any defined benefit plan maintained by a Participating Company or Affiliate, the minimum provided under this Plan shall be provided before any minimum under such defined benefit plan and the benefit provided under such defined benefit plan shall be offset by the actuarial equivalent of the amounts, if any, allocated to the Participant's Accounts under this Plan and any other defined contribution plan maintained by a Participating Company or Affiliate.

                  18.4 DETERMINATION OF SUPER TOP-HEAVY PLAN.

                  This Plan shall be considered to be super top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Plan is a member are super top-heavy groups. The foregoing determination shall be made as provided in Section 18.2 above for the calculation of top-heavy status, except that for purposes of this Section, subparagraph (f) of said Section 18.2 shall be modified by the substitution of the words "super top-heavy group" for the words "top-heavy group" in said subparagraph (f) and by the substitution of the percentage "ninety percent (90%)" for the percentage "sixty percent (60%)" in said subparagraph (f).

                  18.5 LIMITATIONS ON ANNUAL ADDITIONS UNDER TOP-HEAVY PLAN.



                                      18-5

                  During any Plan Year that this Plan is top-heavy or super top-heavy, the limitations on Annual Additions and annual benefits under Section 415 of the Code as described in Article 19 hereof shall be modified as required by Section 416(h) of the Code. Notwithstanding the previous sentence, the modifications set forth in this Section shall not apply for a Plan Year if the Plan is top-heavy but not super top-heavy for such Plan Year and if the amount contributed for each Participant who is a non-Key Employee is computed by substituting the percentage "4%" for "3%" in Section 18.3(a) above or if each Participant who is a non-Key Employee accrues a benefit or is allocated a contribution which, in the aggregate, satisfies the requirements of Section 416(h)(2) of the Code under another one or more pension, profit sharing or stock bonus plans which are maintained by one or more Participating Companies or any Affiliate. In the event that the Annual Additions or annual benefits of a Key Employee shall be in excess of the limitations on Annual Additions or annual benefits, as described in Article 19 hereof as modified herein, no contributions shall be allocated to a Participant's Accounts under this Plan until he is brought into compliance or this Plan ceases to be top-heavy or super top-heavy, as the case may be.



                                      18-6

                                      19.

                         LIMITATION ON ANNUAL ADDITIONS
                         ------------------------------

                  19.1 MAXIMUM ANNUAL ADDITIONS.

                  Notwithstanding anything contained in this Plan to the contrary, in no event shall a Participant's Annual Additions and annual amount of retirement benefits, under this Plan and under the plans of any Related Company, individually or in the aggregate, be greater than the maximum allowable amounts determined in accordance with Section 415 of the Code.

                  19.2 REDUCTION OF EXCESS BENEFITS.

                  Effective January 1, 2000, in the event that a Participant, who would otherwise be credited with excess Annual additions is also a participant under any other defined contribution plan of a Participating Company or Related Company, adjustment under Section 415 of the Code shall be made in the following order:

                           (1) first, pre-tax contributions made pursuant to a Participant's election under Section
                                    4.1 hereof and any related matching
                                    contributions shall be reduced;

                           (2) second, matching contributions made pursuant to Section 6.3 hereof shall be reduced;

                           (3) third, profit sharing contributions made pursuant to Section 6.1 hereof shall be reduced; and

                           (4) fourth, the contributions made under any defined contribution plan of any Related Company shall be reduced.

                  19.3 DEFINITIONS.

                  For purposes of calculating the maximum allowable amounts under Section 19.1 hereof, a Participant's "Limitation Year" shall have the same meaning as that set forth in Article 2 hereof and his Compensation shall mean his "Testing Compensation" as defined in Article 2 of this Plan and paid and includible in gross income during the Limitation Year.

                  19.4 SUSPENSE ACCOUNT.



                                      19-1

                  In the event that, after the application of Section 19.2 above, there still remain Participating Company contributions which, if allocated to a Participant, would be in excess of the limits on Annual Additions set forth in Section 19.1 hereof, and which arise as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or Testing Compensation or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section, such excess amounts shall be used in the next Limitation Year and any succeeding Limitation Years, as necessary, to reduce Participating Company contributions which would otherwise be made for such Participant in such Limitation Year or years. In the event such a Participant terminates employment at a time when excess amounts still remain on his behalf, such excess amounts shall be used as follows:

                           (a) excess amounts which represent matching contributions by the Participating Company shall be used to reduce the matching contributions for all Participants employed by the Participating Company who are then eligible; and

                           (b) excess amounts which represent pre-tax contributions shall be paid directly to him by the Participating Company.

                  Until any excess amounts described above are used to reduce Participating Company contributions, they shall be held in a suspense account. Such suspense account shall not be subject to the periodic valuation procedure described in Article 9 hereof and will in no event be adjusted to take account of the income and/or gains or losses of the investment funds of the Trust Fund. Notwithstanding any other provisions of this Plan to the contrary (and specifically Section 23.4 hereof), in the event this Plan is terminated at a time when there are amounts credited to a suspense account pursuant to this Section, such amounts shall be returned to the Participating Companies. In the event that amounts representing pre-tax contributions are returned to Participating Companies hereunder, such Participating Companies shall make


                                      19-2
payments to the Participants on whose behalf such contributions were made equal to the total of said refunded amounts.

                                      19-3

                                      20.

                     ROLLOVERS AND TRANSFERS INVOLVING OTHER
                     ---------------------------------------
                           QUALIFIED RETIREMENT PLANS
                           --------------------------

                  20.1 ROLLOVERS AND TRANSFERS FROM OTHER TAX QUALIFIED PLANS.

                  In the event that:

                           (a) any Covered Employee shall have been, prior to his becoming a Covered Employee of a Participating Company, a participant under another qualified retirement plan which met the requirements of Section 401(a) of the Code; and

                           (b)      either:

                                    (1)      the custodian or trustee of the
                                             assets held pursuant to said plan
                                             on behalf of said Covered Employee;
                                             or

                                    (2)      the custodian or trustee of the
                                             assets of an individual retirement
                                             account established pursuant to
                                             Section 408 of the Code to hold the
                                             assets distributed to said Covered
                                             Employee from said plan; or

                                    (3)      the Covered Employee who holds cash
                                             assets distributed to him during
                                             the preceding sixty (60) days from
                                             such plan or from an individual
                                             retirement account described in
                                             paragraph (2) above;

                                    shall agree to transfer said assets to the Trustee hereunder; and

                           (c) the assets to be so transferred shall not be made available to said Covered Employee in the course of the transfer except to the extent permitted by paragraph (b)(3) above; and

                           (d)      the Plan Administrator consents to the
                                    transfer;

the Trustee hereunder shall accept such transferred assets and hold and administer them pursuant to the terms and provisions of this Plan and this Article.

                  Upon the receipt of said assets, the Trustee shall appropriately credit such amount to a Rollover Account established for the Covered Employee on whose behalf the assets were so transferred.

                                      20-1

                                      21.

                            AMENDMENT AND TERMINATION
                            -------------------------

                  21.1 POWER TO AMEND AND TERMINATE PLAN.

                  This Plan may be modified, altered, amended, changed or terminated by the Company by action of its Board of Directors and/or by a writing executed by the Company with respect to all or any one of the Participating Companies by its proper officer or officers without the consent of any Participating Company or Affiliate, but no rights of Participants, former Participants or Beneficiaries receiving benefits under this Plan and no other vested rights or optional forms of benefit under this Plan shall in any way be modified except as permitted by law and that such rights may be modified if such a modification is necessary to establish or to continue the qualified status of this Plan under the terms of Section 401 of the Code. This Plan may be modified and amended retroactively, if necessary or desirable. After an amendment is adopted, a copy shall be furnished to the Trustee.

                  21.2 TERMINATION OF PLAN.

                  Upon termination of this Plan, all assets of the Trust held on behalf of Participants employed by a Participating Company, after deduction therefrom of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee, shall be allocated among the then existing Accounts of Participants employed by such Participating Company. Each such Account shall be allocated that portion of such assets of the Trust which bears the same relationship to the total of such assets as the amount then standing credited to such Account bears to the total amounts then standing credited to all Accounts of Participants employed by such Participating Company. All amounts allocated to the Accounts of Participants employed by such Participating Company at the time of termination of this Plan shall be fully vested and nonforfeitable. The amounts thus allocated shall

                                      21-1
be forthwith distributed to the Participant for whose benefit the Accounts were established if he is living on the date of termination, or if he shall have died before distribution, to his designated Beneficiary, or in the event that his designation of Beneficiary shall not provide for complete distribution of such amounts or no designation of Beneficiary shall be on file with the Trustee, in accordance with the provisions of Section 14.4.

                  21.3 PARTIAL TERMINATION OF PLAN OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS.

                  Upon the partial termination of this Plan or upon complete discontinuance of contributions to this Plan by any Participating Company, all amounts allocated at the time of such partial termination or complete discontinuance to the Accounts of Participants affected by such partial termination of complete discontinuance shall be fully vested and nonforfeitable. However, after any such partial termination or complete discontinuance of contributions the Trustee shall continue to administer this Plan in the manner in which this Plan was administered before any such partial termination and a Participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Plan would entitle him to receive such benefits. For purposes of this Section, the Trustee shall not treat an event as a "partial termination" unless: (i) the Company has so designated such event in writing delivered to the Trustee; or (ii) such event has been finally and expressly determined to be a partial termination within the meaning of Section 411(d) of the Code in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

                                      21-2

                                      22.

                             PARTICIPATING COMPANIES
                             -----------------------

                  22.1 DESIGNATION OF PARTICIPATING COMPANIES.

                  An Affiliate of the Company shall become a Participating Company under this Plan with the approval of the Company. In such event, such Participating Company and its adoption date shall be added to this Section.

                  The Participating Companies and their respective Adoption Dates are as follows:

                             PARTICIPATING COMPANIES                            ADOPTION DATE
                             -----------------------                            -------------
              Pioneer-Standard Electronics, Inc. (as successor to             October 31, 2000
              Dickens Data Systems, Inc.)

              Dickens Data Systems, Inc. (merged into                         February 1, 1988
              Pioneer-Standard Electronics, Inc. effective
              October 31, 2000)


              ProAmerica, Inc. (subsequently merged into Dickens              October 1, 1998
              Data Systems, Inc.)

              The Dickens Services Group, A Pioneer-Standard                  January 1, 2001
              Company, LLC


                  22.2 ADOPTION OF SUPPLEMENTS.

                  The Company may determine that special provisions shall be applicable to some or all of the Employees of a Participating Company, either in addition to or in lieu of the generally applicable provisions of this Plan, or may determine that certain Employees otherwise eligible to participate in this Plan shall not be eligible to participate in this Plan. In such event, the Company may adopt a Supplement with respect to the Participating Company which employs such individuals which Supplement may specify the Employees of the Participating Company

                                      22-1
covered thereby and the special provisions applicable to such Employees. Any Supplement shall be deemed to be a part of this Plan solely with respect to the Employees specified therein.

                  22.3 AMENDMENT OF SUPPLEMENTS.

                  The Company, from time to time, may amend, modify or terminate any Supplement pursuant to the procedures described in Article 21 hereof for the amendment of the Plan. No such action shall operate so as to deprive any Employee who was covered by such Supplement of any vested rights to which he is entitled under this Plan or the Supplement except as provided in Article 21 hereof.

                  22.4 TRANSFERRED EMPLOYEES.

                  In the event that any group of Covered Employees employed by a Participating Company is transferred to another U.S. Affiliate which is not otherwise a Participating Company hereunder or is a Participating Company only with respect to certain Employees, then, unless the Company otherwise directs, such Affiliate shall constitute a Participating Company with respect to such group and such group shall continue to constitute Covered Employees hereunder.

                  In the event that a Participant is transferred from one Participating Company to another Participating Company which Participating Companies have created different rights in the Accounts maintained or that will be maintained for such transferred Participant, then such Accounts shall remain separate and shall be maintained and administered as if such transferred Participant was an Employee of each such Participating Company; provided, however, that if such transferred Participant has identical rights with respect to the Accounts maintained or that would have been maintained for him, then upon the consent of the Company said Accounts may be merged and maintained as one Account for said transferred Participant.

                  22.5 TERMINATION OF PARTICIPATING COMPANIES.

                                      22-2

                  A Participating Company's status as a Participating Company shall cease as of such time as it ceases to be an Affiliate. In addition, the Company may at any time, in its sole discretion, terminate a Participating Company's status as a Participating Company by an amendment adopted pursuant to
Article 21 hereof.

                  22.6 DELEGATION OF AUTHORITY.

                  The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Plan. Without limiting the generality of the foregoing, such actions include obtaining and retaining tax qualified status for such Plan and the Trust and appointing attorneys-in-fact in pursuit thereof. Furthermore, the adoption by the Company of any amendment to the Plan or the Trust or the termination thereof, will constitute and represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by each Participating Company of any such amendment or termination. In addition, the appointment of or removal by the Company of any Committee member, any Plan Administrator, Trustee, Investment Manager or other person under the Plan or Trust shall constitute and represent, without any further action on the part of any Participating Company, the appointment or removal by each Participating Company of such person.

                                      22-3

                                      23.

                                  MISCELLANEOUS
                                  -------------

                  23.1 BANKRUPTCY OR INSOLVENCY.

                  In the event that a Participating Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Plan, the Plan created hereunder shall terminate as to Participants employed by such Participating Company and the Trustee shall make distributions as provided in Section 21.2 hereof.

                  23.2 MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS.

                  In the event the Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each Participant shall be entitled to receive, if the Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated, in accordance with Section 414(1) of the Code and Section 208 of ERISA.

                  23.3 NO EMPLOYMENT, LEGAL OR EQUITABLE RIGHT CREATED.

                  Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Plan, shall be construed as entitling any Participant to be continued in the employ of a Participating Company or any Affiliate for any period of time nor as obliging a Participating Company or any Affiliate to keep any Participant in its employ for any period of time, nor shall any Employee of a Participating Company or any Affiliate nor anyone else have any rights whatsoever, legal or equitable, against a Participating Company or the Trustee as a result of this Plan except those expressly granted to him hereunder.

                  23.4 PROHIBITION ON REVERSIONS.



                                      23-1

                  No contribution or payment by a Participating Company to the Trustee of this Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of a Participating Company, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the Participants and their Beneficiaries under this Plan, except that the Trustee shall return to a Participating Company upon written request of the Company:

                           (a) any contributions made by the Participating Company by a mistake of fact, provided such contributions are returned to the Participating Company within one (1) year after the date such contributions were made;

                           (b) any contributions made for Plan Years during which this Plan does not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Participating Company within one (1) year after the date of denial of qualification; and

                           (c) any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Participating Company within one (1) year after the disallowance of the deduction.

                  Notwithstanding the foregoing, any contributions or part thereof described in (a), (b) or (c) above that are made to the Plan by a Participating Company pursuant to a Participant's election under Section 4.1 hereof shall not be returned to a Participating Company, but shall instead be returned to the Participant at whose election such contributions were made.

                  23.5 PROCEDURES FOR SPOUSAL CONSENT.

                  If any provision of this Plan shall require the consent of the spouse of a Participant, such consent shall be in writing with the signature of the spouse notarized or witnessed by the Plan Administrator. Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be necessary if it is established to the satisfaction of the Plan



                                      23-2

                  Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such Participant.

                  23.6 SPOUSAL CONSENT.

                  Spousal consent is required pursuant to Sections 14.5 and 15.6 hereof, where a nonspouse Beneficiary is designated by a married Participant and where a Participant who has elected an annuity method of distribution later desires to revoke or change the election, respectively. Notwithstanding these or any other provisions of this Plan to the contrary, the Plan Administrator, where it deems appropriate and pursuant to reasonable and uniform rules it may establish, may require spousal consent for actions taken, elections made, or the exercise of any rights by a married Participant under this Plan. Any consent by a spouse pursuant to this Section shall be made in accordance with Section 23.5 hereof.

                  23.7 INDEMNIFICATION.

                  The Participating Companies shall jointly and severally indemnify, defend and hold harmless any officers, Employees or directors or former officers, Employees or directors of any Participating Company or Affiliate for all acts taken or omitted in carrying out the responsibilities of the Company, Participating Companies, Plan Administrator, Committee or Trustee under the terms of this Plan or other responsibilities imposed upon such individuals by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of funds for the benefit of any such individuals, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code nor for civil penalties imposed under Section 502(l) of ERISA. The Participating


                                      23-3

                  Companies shall indemnify such individuals for expenses of defending an action by a Participant, Beneficiary, government entity or other person, including all legal fees and other costs of such defense. The Participating Companies will also reimburse such an individual for any monetary recovery in a successful action against any such person in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Company, the Participating Companies shall indemnify such person for any monetary liability under said settlement. Notwithstanding the foregoing provisions of this Section, no indemnification shall be provided with respect to any person who is not an individual officer, Employee or director or former officer, Employee or director of a Participating Company or Affiliate nor with respect to any claim by a Participating Company or Affiliate against such individual.

                  23.8 GENDER.

                  Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

                  23.9 NUMBER.

                  The singular shall include the plural, or vice versa, whenever the context so requires.

                  23.10 APPLICABLE LAW.

                  This Plan shall be construed under and in accordance with the law and laws of the State of Ohio and of the United States of America.

                  23.11 NO EFFECT ON ACCOUNT BALANCE.

                  Notwithstanding any provision of this Amendment and Restatement to the contrary, this Amendment and Restatement shall not affect the balances credited to the Accounts of any Participant as of the Restatement Date, which balances shall remain credited to his



                                      23-4

Accounts until such date subsequent to the Restatement Date as of which his Accounts shall be credited, debited or adjusted as provided in this Plan, and shall not affect the amount or method of distribution of the Vested Interests of Participants who died, became Disabled, retired or terminated employment prior to the Restatement Date.

                  23.12 INVESTMENT MANAGER.

                  Notwithstanding any contrary provisions of this Plan, the Company hereby retains the right to appoint, from time to time, one or more:

                           (a) banks, as defined in the Investment Advisers Act of 1940;

                           (b) persons registered as investment advisers under said Act; or

                           (c) insurance companies qualified to perform investment advisory services under the laws of more than one state;

to act as the Investment Manager or Managers of all or such portions of the Trust Fund as the Company in its sole discretion shall direct. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Company and the Trustee that it meets the requirements set forth in this Section to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Plan during all periods that it shall serve as such. During any period that an Investment Manager has been appointed with respect to the Trust Fund or a portion thereof, it shall have all powers normally given to a Trustee under ERISA with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Company may remove any Investment Manager or change the portion of the Trust Fund at any time subject to its management by written notice to the Trustee and the Investment Manager. Any Investment Manager may resign by written notice to the Company and the Trustee. Unless the Company



                                      23-5
appoints a successor to an Investment Manager which has resigned or been removed or which is no longer managing a portion of the Trust Fund, the powers, duties and obligations of the Trustee with respect to the portion of the Trust Fund formerly managed by the Investment Manager shall be automatically restored.

                  23.13 CORRECTION OF ERRORS.

                  In the event that, through oversight or mistake of fact or law or otherwise, errors have been made in the administration of the Plan, the Plan Administrator shall take such action, as it deems necessary, to correct said administrative errors.

                  23.14 PAPERLESS ADMINISTRATION.

                  If this Plan requires that an action shall be in writing, then, to the extent permitted and effective pursuant to law, and approved by the Plan Administrator on a nondiscriminatory basis, such action may be taken in person, telephonically or electronically in lieu of such written action.

                                      23-6

                  IN WITNESS WHEREOF, PIONEER-STANDARD ELECTRONICS, INC., the Company, by its appropriate officers duly authorized, has caused this Amendment and Restatement to be executed as of the 21st day of December, 2000.

                                       PIONEER-STANDARD ELECTRONICS, INC.



                                                    ("Company")





                                       By /s/ Steven M. Billick
                                          ------------------------------------



                                       And /s/ Kathy K. Vanderwist
                                           -----------------------------------



                                      23-7